SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant                                                [X]
Filed by a party other than the registrant                             [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement     [ ] Confidential, for use of the Commission
                                         Only (as permitted by Rule 14a 6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant toss.240.14a-12

                             Steelton Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[ ] No fee required
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:.

     (1) Title of each class of securities to which transaction applies: Common stock, $.10 par value per share
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies: 300,290 shares and 42,446 options
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(c): Each of the 300,290 issued and outstanding shares of Common Stock will, upon consummation of the merger, be converted into the right to receive $22.04 in cash. In exchange for the cancellation of the 42,446 options to purchase Registrant's common stock, holders thereof will receive, in the aggregate, $581,934.66 in cash.
--------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction: $7,200,326.26
--------------------------------------------------------------------------------
     (5)  Total fee paid: $662.43
--------------------------------------------------------------------------------
[X]  Fee paid previously with preliminary materials.

[ ] Checkbox if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
--------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
     (3)  Filing Party:
--------------------------------------------------------------------------------
     (4)  Date Filed:
--------------------------------------------------------------------------------

                             Steelton Bancorp, Inc.
                             51 South Front Street
                          Steelton, Pennsylvania 17113




March 10, 2003

Dear Fellow Stockholder:

     We cordially invite you to attend a special meeting of the stockholders of Steelton Bancorp, Inc. The meeting will be held at the offices of Mechanics Savings Bank at 1100 Spring Garden Drive, Middletown, Pennsylvania on Friday, April 11, 2003, at 10:00 a.m., eastern time.

     At the meeting, you will be asked to approve the Agreement and Plan of Reorganization, dated December 20, 2002, by and among Sun Bancorp, Inc., Sun Bank, Sun Acquisition Corporation, Steelton Bancorp, Inc., and Mechanics Savings Bank, which provides for the merger of Steelton and Mechanics Savings Bank into Sun Bancorp and Sun Bank. Upon completion of the merger, you will be entitled to receive a cash payment of $22.04 for each share of Steelton common stock that you own. Additionally, upon consummation of the merger, you will not own any stock or other interest in Steelton, nor will you receive, as a result of the merger, any stock of Sun Bancorp, Inc. or Sun Bank. Approval of the merger agreement requires the affirmative vote of a majority of the votes cast by Steelton stockholders at the meeting. The completion of the merger is subject to certain conditions, including stockholder approval of the merger agreement.

     Your exchange of shares of Steelton common stock for cash generally will cause you to recognize a taxable gain or loss for federal, and possibly state and local, income tax purposes. You should consult your personal tax advisor for a full understanding of the tax consequences of the merger to you.

     We urge you to read the attached proxy statement carefully. It describes the agreement in detail and includes a copy of the agreement as Appendix A.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER BECAUSE THE BOARD BELIEVES IT TO BE IN THE BEST INTERESTS OF STEELTON'S STOCKHOLDERS.

     Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy form and return it promptly in the postage-paid envelope provided.

     On behalf of Steelton's Board of Directors, I thank you for your prompt attention to this important matter.

                                           Sincerely,


                                           /s/ Harold E. Stremmel
                                           -------------------------------------
                                           Harold E. Stremmel
                                           President and Chief Executive Officer

                             Steelton Bancorp, Inc.
                              51 South Front Street
                          Steelton, Pennsylvania 17113
                           ---------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 11, 2003

     Notice is hereby given that a special meeting of stockholders (the "Meeting") of Steelton Bancorp, Inc. will be held at the offices of Mechanics Savings Bank at 1100 Spring Garden Drive, Middletown, Pennsylvania on Friday, April 11, 2003 at 10:00 a.m., eastern time, for the following purposes:

     1. The approval of the Agreement and Plan of Reorganization, dated December 20, 2002, by and among Sun Bancorp, Inc., Sun Bank, Sun Acquisition Corporation, Steelton Bancorp, Inc., and Mechanics Savings Bank. Upon completion of the merger, you will be entitled to receive $22.04 in cash for each share of Steelton Bancorp, Inc. stock that you own. A copy of the merger agreement is included as Appendix A to the accompanying proxy statement; and

such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors is not aware of any such other business.

     Any action may be taken on the foregoing proposal at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned. Only stockholders of record at the close of business on February 24, 2003 are entitled to vote at the meeting or any adjournments or postponements.

                           YOUR VOTE IS VERY IMPORTANT

     You are requested to complete and sign the enclosed proxy card which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

     Remember, if your shares are held in the name of a broker, you will need additional documentation from your broker in order to vote in person at the Meeting. Please contact the person responsible for your account and instruct him/her to execute a proxy card on your behalf. You should also sign, date and mail your proxy at your earliest convenience.

     Please review the proxy statement and appendices thereto accompanying this notice for more complete information regarding the matters proposed for your consideration at the Meeting. Should you have any questions or require assistance, please call James S. Nelson, Executive Vice President of Steelton, at (717) 939-1966.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ Victor J. Segina
                                              ----------------------------------
                                              Victor J. Segina
                                              Secretary

Steelton, Pennsylvania
March 10, 2003


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL. YOUR SUPPORT IS APPRECIATED.

                                TABLE OF CONTENTS

                                                                           Page

QUESTIONS AND ANSWERS ABOUT THE VOTING PROCEDURES REGARDING
  THE MEETING.................................................................i

SUMMARY TERM SHEET...........................................................ii

THE MEETING
         Place, Time and Date.................................................1
         Matters to be Considered.............................................1
         Voting Rights of Stockholders; Votes Required for Approval...........1
         Solicitation and Revocability of Proxies.............................2
         Beneficial Ownership of Steelton Bancorp, Inc. Common Stock..........2

THE MERGER
         Overview.............................................................3
         The Companies........................................................4
         Background of the Merger.............................................4
         Steelton Bancorp, Inc.'s Reasons for the Merger......................6
         Opinion of Steelton Bancorp, Inc.'s Financial Advisor................7
         Interests of Directors and Officers in the Merger that are Different
           From Your Interests...............................................11
         Conditions of the Merger............................................13
         Federal Income Tax Consequences of the Merger.......................14
         Effective Date......................................................14
         Procedures for Surrendering Your Certificates.......................15
         Approvals Needed to Complete the Merger.............................15
         Time Period for Completing the Merger...............................16
         Other Provisions of the Merger Agreement............................16
         Termination and Termination Fees....................................17
         Dissenters' Rights..................................................18
         Dissenters' Rights Procedures.......................................19

STOCKHOLDER PROPOSALS FOR THE STEELTON BANCORP, INC. 2003 ANNUAL MEETING.....21

OTHER MATTERS................................................................21

APPENDICES

          A    Merger Agreement (exhibits omitted)
          B    Fairness Opinion
          C    Pennsylvania  Business  Corporation Law Provisions For Dissenting
               Stockholders

                         QUESTIONS AND ANSWERS ABOUT THE
                 VOTING PROCEDURES REGARDING THE MERGER PROPOSAL




Q:  What do I need to do now:                                    o    First, you may send a written notice
                                                                      to Secretary of Steelton Bancorp,
A:  After you have carefully read this proxy                          Inc. at 51 S. Front Street, Steelton,
    statement, indicate on your proxy form how                        Pennsylvania 17113 stating that you
    you want your shares to be voted.  Please sign,                   would like to revoke your proxy.
    date and mail your proxy form in the enclosed
    prepaid return envelope as soon as possible.                 o    Second, you may complete and
    This will enable your shares to be represented                    submit a new proxy form.  Any
    and voted at the Meeting.                                         earlier proxies will be revoked
                                                                      automatically.
Q:  If my shares are held in street name by my
    broker, will my broker automatically vote my                 o    Third, you may attend the Meeting
    shares for me?                                                    and vote in person.  Any earlier
                                                                      proxy will be revoked.  However,
A:  No.  Your broker will not be able to vote your                    simply attending the Meeting
    shares without instructions from you.  You                        without voting in person will not
    should instruct your broker to vote your shares,                  revoke your proxy.
    following the directions your broker provides.
                                                                  If you have instructed a broker or other
Q:  What if I fail to instruct my broker?                         nominee to vote your shares, you must
                                                                  follow directions you received from your
A:  If you fail to instruct your broker to vote your              broker or other nominee to change your
    shares, your shares will not be voted on the                  vote.
    merger agreement.
                                                            Q:  Should I send in my stock certificates now?
Q:  Can I attend the meeting and vote my shares in
    person?                                                 A:  No.  You should not send in your stock
                                                                certificates at this time.
A:  Yes.  All stockholders are invited to attend the
    Meeting.  Stockholders of record can vote in                Instructions for surrendering your stock
    person at the Meeting.  If your shares are held             certificates in exchange for $22.04 per share
    in street name, then you are not the stockholder            in cash will be sent to you after the merger
    of record and you will need additional                      has been completed.
    documentation from your broker in order to
    vote in person at the Meeting.                          Q:  Whom may I call with questions?

Q:  Can I change my vote?                                   A:  You may call James S. Nelson, Executive
                                                                Vice President of Steelton, at (717) 939-
A:  Yes.  If you have not voted through your                    1966.
    broker or other nominee, there are three ways
    you can change your vote after you have sent
    in your proxy form.


                               SUMMARY TERM SHEET


     This summary term sheet highlights selected information regarding the merger from this proxy statement. It does not contain all the information that may be important to you. You should carefully read this entire proxy statement and the other documents which are attached, including the merger agreement, attached as Appendix A, to fully understand the merger.



You Will Be Entitled to Receive $22.04 in Cash For          o   The merger cannot occur unless (i)
Each Share of Steelton Common Stock (see page 3).               Steelton's stockholders approve the merger
                                                                agreement by the affirmative vote of the
     When the merger is completed, each Steelton                majority of votes cast at the Meeting and (ii)
Bancorp, Inc. stockholder will be entitled to receive           the necessary approvals from banking
$22.04 in cash for each share of Steelton common stock          regulators are received (see pages 15 to 16).
held.  For example, if you own 100 shares of Steelton
Bancorp, Inc. common stock, you will be entitled to         o   If the merger is not completed on or before
receive $2,204.00 upon the surrender of your                    June 30, 2003, the merger may be
certificate for those shares.                                   terminated by either Steelton Bancorp, Inc.
                                                                or Sun Bancorp, Inc. unless the failure to
Steelton's Reasons for the Merger (see pages 6 to 7).           complete the merger by that date is due to a
                                                                breach of the party seeking to terminate (see
     Steelton's Board of Directors believes that the            page 17).
merger is in the best interests of Steelton Bancorp, Inc.
and its stockholders and recommends that stockholders       o   Steelton has agreed not to solicit or
vote "FOR" the approval of the merger agreement.  In            encourage a competing proposal to merge
reaching its decision to approve the merger agreement,          with or sell its assets to another entity.
the Board considered various factors which are                  However, if the fiduciary duties of Steelton's
discussed in detail in this proxy statement.                    directors require it, the Board may furnish
                                                                information to or negotiate with someone
Some Material Terms of the Merger Agreement.                    who makes an unsolicited, bona fide, written
                                                                acquisition proposal (see page 16).

o   Upon completion of the merger Steelton                  o   Under certain circumstances, in the event
    Bancorp, Inc. and Mechanics Savings Bank                    that the merger is terminated, Steelton will
    will no longer exist and Sun Bancorp, Inc. and              pay  Sun Bancorp, Inc. $350,000 (see pages
    Sun Bank will be the surviving entities.                    17 to 18).

o The completion of the merger depends on a number of conditions being satisfied or waived
    (see page 13).





The Merger Will be Taxable to Steelton                            You Have Dissenters' Rights (see pages 18 to 21).
Stockholders (see page 14).
                                                                       Pennsylvania law provides Steelton Bancorp, Inc.
     Steelton's stockholders will generally recognize             stockholders with dissenters' appraisal rights in the
gain or loss for federal, and possibly state and local,           merger. This means that if you comply with certain
income tax purposes, on the exchange of their Steelton            procedures under Pennsylvania law, you have the
Bancorp, Inc. shares for cash.  You will recognize gain           right to receive payment for your shares of Steelton
or loss equal to the difference between the amount of             Bancorp, Inc. common stock based upon an
cash you receive and your tax basis in your Steelton              independent determination of their value.  In addition
Bancorp, Inc. shares.  You should determine the actual            to the summary of the dissenters' rights beginning on
tax consequences of the merger to you.  It will depend            page 18, a copy of the provisions of Pennsylvania
on your specific situation and factors not within                 law regarding dissenters' rights is attached to this
Steelton's control.  You should consult your personal             proxy statement as Appendix C.  Failure to follow
tax advisor for a full understanding of the merger's              these provisions may result in a loss of your
specific tax consequences to you.                                 dissenters' rights.

Steelton's Board of Directors Recommends                          The Merger is Expected to be Completed
in the Stockholder Approval (see pages 6 to 7).                   First Half of 2003 (see page 14).

    Steelton's Board of Directors believes that the                    The merger will only occur after all the
merger is in the best interests of Steelton Bancorp, Inc.         conditions to its completion have been satisfied or
and its stockholders and has unanimously approved the             waived. Currently, Steelton and Sun anticipate that
merger agreement. The Board unanimously                           the merger will be completed in the second quarter of
recommends that you vote "FOR" approval of the                    2003.
merger agreement.
                                                                  Financial Interests of Steelton's Officers and
Steelton's Financial Advisor Believes the Merger                  Directors in the Merger (see pages 11 to 12).
Consideration is Fair from a Financial Point of View
to the Stockholders (see pages 7 to 10).                               Steelton's directors and executive officers have
                                                                  interests in the merger as individuals in addition to,
    Steelton's financial advisor, FinPro, Inc. has given          or different from, their interests as stockholders,
the Board of Directors a written opinion dated                    such as receiving severance payments,
December 20, 2002, and updated as of March 4, 2003                indemnification and insurance coverage, and other
that states the cash consideration to be paid to                  benefits.
Steelton's stockholders is fair from a financial point of
view.  A copy of the opinion is attached to this proxy                 The Board of Directors was aware of these
statement as Appendix B.  You should read it                      interests and considered them in its decision to
completely to understand the assumptions made,                    approve the merger agreement.
matters considered and limitations on the review
performed by the financial advisor in issuing its
opinion.  Steelton has agreed to pay FinPro a fee of
approximately $90,000 as consideration for its services.
Of this amount, $20,000 has been paid.


                                   THE MEETING

Place, Time and Date

     The Meeting is scheduled to be held at the offices of Mechanics Savings Bank at 1100 Spring Garden Drive, Middletown, Pennsylvania at 10:00 a.m., eastern time on April 11, 2003.

Matters to be Considered

     At the Meeting stockholders will be asked to approve the Agreement and Plan of Reorganization, dated December 20, 2002, by and among Sun Bancorp, Inc., Sun Bank, Sun Acquisition Corporation, Steelton Bancorp, Inc., and Mechanics Savings Bank, which provides for the merger of Steelton into Sun Bancorp, Inc. and the merger of Mechanics Savings Bank into Sun Bank. The provisions of the merger agreement are more fully discussed on pages 11 to 18.

     Stockholders may also consider and vote upon any other matters that may properly come before the Meeting, including approval of any adjournment of the Meeting. As of the date of this proxy statement, the Board of Directors is not aware of any other business to be presented for consideration at the meeting.

Voting Rights of Stockholders; Votes Required for Approval

     The Board of Directors has fixed the close of business on February 24, 2003 as the record date for determining Steelton Bancorp, Inc. stockholders entitled to receive notice of and to vote at the Meeting. Each share of Steelton common stock you own entitles you to one vote. Only holders of record of common stock as of the record date are entitled to notice of and to vote at the Meeting. As of the record date, there were issued and outstanding 299,887 shares of common stock.

     The Articles of Incorporation of Steelton Bancorp, Inc. provide that, in no event shall any record owner of any common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock (the "Limit") be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership is determined pursuant to the definition in the Articles of Incorporation and includes shares beneficially owned by such person or any of his or her affiliates (as such terms are defined in the Articles of Incorporation), or which such person or any of his or her affiliates has the right to acquire upon the exercise of conversion rights or options and shares as to which such person or any of his or her affiliates or associates have or share investment or voting power, but neither any employee stock ownership plan or similar plan of Steelton Bancorp, Inc. or any subsidiary, nor any trustee with respect thereto or any affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for purposes of the Articles of Incorporation, to beneficially own any common stock held under any such plan.

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares (after subtracting any shares in excess of the Limit) is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes (as described below) will be counted solely for the purpose of determining whether a quorum is present. Under the applicable rules of the National Association of Securities Dealers, brokers or members who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote those shares with respect to the approval of the merger agreement in the absence of specific instructions from such customers

("broker non-votes"). Abstentions and broker non-votes will not be deemed to be cast either "FOR" or "AGAINST" the merger agreement.

     Approval of the merger agreement requires the affirmative vote of a majority of the votes cast at the Meeting. The directors of Steelton Bancorp, Inc. are entitled to vote approximately 36.7% of the outstanding shares of Steelton Bancorp, Inc. common stock. These directors have entered into an agreement with Sun Bancorp, Inc. to vote their shares in favor of the merger agreement.

Solicitation and Revocability of Proxies

     Proxies in the form accompanying this proxy statement are being solicited by the Board of Directors. Shares represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. Except for broker non-votes, if no instructions are indicated, such proxies will be voted "FOR" approval of the merger agreement, and, as determined by a majority of the Board, as to any other matter that may come before the Meeting including, among other things, a motion to adjourn or postpone the Meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise. No proxy with instructions to vote against the proposal to approve the merger agreement, however, will be voted in favor of any adjournment or postponement of the Meeting.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Meeting by:

     o giving written notice of revocation to the Secretary of Steelton Bancorp, Inc.;

     o    properly submitting a duly executed proxy bearing a later date; or

     o    voting in person at the Meeting.

     All written notices of revocation and other communications with respect to the revocation of proxies should be addressed to Victor J. Segina, Secretary, Steelton Bancorp, Inc., 51 South Front Street, Steelton, Pennsylvania 17113. A stockholder whose shares are held in street name should follow the instructions of his or her broker regarding revocation of proxies. A proxy appointment will not be revoked by the death or incapacity of the stockholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with the Secretary of Steelton Bancorp, Inc. or other person responsible for tabulating votes on behalf of Steelton.

     Proxy  Solicitation   Costs.  In  addition  to  this  mailing,   Steelton's
directors, officers and employees may also solicit proxies personally, or by telephone, or by other forms of communication. Steelton will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

Beneficial Ownership of Steelton Bancorp, Inc. Common Stock

     Stockholders of record as of the close of business on February 24, 2003 will be entitled to one vote at the Meeting for each share of Steelton common stock then held. As of that date, there were 299,887 shares of common stock issued and outstanding. The following table sets forth information regarding the share ownership of each holder of more than 5% of the outstanding common stock, including the employee stock ownership plan, Steelton's directors, and Steelton's directors and executive officers as a group.

                                                                            Percent of Shares of

                                                    Amount and Nature of       Common Stock
Name and Address of Beneficial Owner                Beneficial Ownership        Outstanding
------------------------------------                --------------------    --------------------

Mechanics Savings Bank Employee Stock                    33,957(1)               11.3%
  Ownership Plan (the "ESOP")
Harold E. Stremmel                                       21,597(2)                7.1%
James S. Nelson                                          25,758(3)                8.4%
Richard E. Farina                                         2,334(4)                - %
Victor J. Segina                                         12,808(4)                4.3%
James F. Stone                                           12,808(4)                4.3%
Joseph A. Wiedeman                                       12,808(4)                4.3%
Shannon Aylesworth                                        5,398(5)                1.8%
All directors and executive officers of
  Steelton Bancorp, Inc. as a group (7 persons)          93,511(6)               29.3%

______________
(1) These shares are held in a suspense account and are allocated among participants annually on the basis of compensation as the ESOP debt is repaid. As of the Record Date, 9,904 shares have been allocated to ESOP participants.
(2)  Includes 6,368 shares that may be acquired pursuant to exercisable options.
(3)  Includes 5,094 shares that may be acquired pursuant to exercisable options.
(4) Includes 1,274 shares that may be acquired pursuant to exercisable options. Excludes 22,436 unallocated shares of Common Stock held under the ESOP over which such individual, an ESOP Trustee, exercises sole voting power. Also excludes 13,588 shares of Common Stock held by the Mechanics Savings Bank Restricted Stock Plan (the "RSP") over which such individual, as an RSP trustee, exercises sole voting power.
(5)  Includes 3,056 shares that may be acquired pursuant to exercisable options.
(6) Includes 19,613 shares that may be acquired pursuant to exercisable options. Excludes 22,436 unallocated shares held by the ESOP over which the non-employee directors exercise sole voting power. The Board of Directors appointed a committee consisting of Directors Farina, Segina, Stone and Wiedeman to serve as the ESOP Plan Committee (the "ESOP Committee"). The ESOP Committee directs the vote of unallocated shares and shares for which timely voting directions are not received. Also excludes 13,588 shares held by the RSP over which certain directors, as RSP trustees, exercise sole voting power.


                                   THE MERGER

     The following information describes certain information pertaining to the proposed merger. This description is not complete and is qualified in its entirety by reference to the Appendices attached to this proxy statement, which are incorporated herein by reference. You should read the Appendices in their entirety.

Overview

     As soon as possible after the conditions to consummation of the reorganization described below have been satisfied or waived, and unless the merger agreement has been terminated or an alternative structure is used as discussed below, the merger will be effected as follows:

     o each share of Steelton Bancorp, Inc. common stock then outstanding, except for shares held by Steelton as treasury shares and shares held by any Steelton stockholder who elects to exercise dissenters' rights, shall be converted into the right to receive $22.04 in cash without interest; and

     o Sun Acquisition Corporation, a wholly owned subsidiary of Sun Bancorp, Inc., shall be merged with and into Steelton Bancorp, Inc., resulting in Steelton becoming a wholly-owned subsidiary of Sun, and Steelton shall effectuate a complete liquidation and dissolution. Mechanics Savings Bank will merge with and into Sun Bank.

     The agreement provides that Sun Bancorp, Inc. may change the way it combines with Steelton Bancorp, Inc. provided that it does not change the amount of consideration to be received by Steelton's stockholders.

The Companies

         Steelton Bancorp, Inc.
         Mechanics Savings Bank
         51 South Front Street
         Steelton, Pennsylvania 17113
         (717) 939-1966

     Steelton Bancorp, Inc. ("Steelton"), a Pennsylvania corporation, is the savings and loan holding company for Mechanics Savings Bank. Steelton conducts no significant operations of its own other than holding all of the outstanding stock of Mechanics Savings Bank. Mechanics Savings Bank is a federally chartered stock savings bank headquartered in Steelton, Pennsylvania and conducts business through its main office in Steelton, Pennsylvania and a branch office in Middletown, Pennsylvania. At December 31, 2002, Steelton had total assets of approximately $58.0 million, total deposits of approximately $33.0 million, and stockholders' equity of approximately $5.8 million.

         Sun Bancorp, Inc.
         Sun Bank
         155 North 15th Street
         Lewisburg, Pennsylvania 17837
         (570) 522-9250

     Sun Bancorp, Inc. ("Sun"), a Pennsylvania corporation, is the bank holding company for Sun Bank. Sun Bank conducts its operations through its corporate headquarters located in Lewisburg, Pennsylvania. At December 31, 2002, Sun had total assets of approximately $951.2 million, total deposits of approximately $587.5 million, and stockholders' equity of approximately $81.2 million.

Background of the Merger

     In July 1999, Mechanics Savings Bank converted from a mutual to stock savings bank. After the conversion and consistent with its business plan, management continued to focus on improving its core business of obtaining deposits from the public and originating one-to-four family mortgage loans. Steelton also directed its efforts to improving overall profitability and stockholder value through stock repurchases and dividends.

     Since the conversion, the Board of Directors and management of Steelton have recognized that increased competition from traditional and nontraditional providers of financial services has fundamentally changed the environment in which traditional thrifts operated and threatens the market share held by thrifts as well as their growth and income potential. Competition from these entities is aggressive and comprehensive and makes it increasingly more difficult, especially for smaller institutions such as Steelton, to systematically increase stockholder value despite revenue enhancement efforts.

     During May 2001, Steelton was approached by a non-bank entity regarding a potential merger. In June 2002, Steelton's Board of Directors met with a representative from FinPro, Inc. to discuss strategic planning services and to identify alternative courses of action for Steelton, including various operating strategies as an independent company and the possibility of merging with another institution. At this meeting, FinPro, Inc. also reviewed the then current merger market, the various pricing methods for estimating merger value, and a range of values for Steelton based on these various pricing methods.

     During August and October 2002, representatives of Sun and one other institution made unsolicited and unexpected inquiries to the management of Steelton regarding a possible combination with Steelton. President Harold Stremmel and Vice President James Nelson met with officers of Sun and the other institution in August and October 2002.

     Steelton's Board of Directors retained FinPro on July 15, 2002 to render general advisory services and to provide assistance to the Board of Directors in analyzing alternative means of enhancing stockholder value including exploring a potential merger or sale of Steelton through a confidential bidding process.

     By letter dated  August 12,  2002,  Steelton  requested  an  indication  of interest,  including  proposed  consideration,  from  the  non-bank  entity.  On
September 13, 2002, the non-bank entity responded with an offer with consideration that the Board of Directors, upon consultation with FinPro, determined was not adequate to warrant preempting a confidential bidding process.

     At the September 18, 2002 Board of Directors meeting, the Board of Directors discussed the strategic planning and alternative courses of actions for Steelton, which were previously presented to them by FinPro. In view of Steelton's size, financial capacity and personnel resources and their resulting impact on the enhancement of stockholder value, the Board of Directors decided to explore the potential merger or sale of Steelton.

     On September 25, 2002, FinPro met with the Board to establish a list of potential acquirers and during late September 2002, FinPro assisted Steelton in preparing confidential due diligence materials regarding Steelton to distribute to potential acquirers. A total of twenty-five potential acquirers were contacted, and after executing a confidentiality agreement, each potential acquirer that indicated interest was sent the confidential due diligence materials regarding Steelton, with instructions that indications of interest were due on October 25, 2002.

     FinPro received three written indications of interest for acquiring Steelton for cash, which included an indication of interest from Sun. FinPro reviewed the bids with the Board of Directors, and the Board authorized FinPro to go back to two of the institutions with instructions that offers from these parties needed to be in the range of $22.00 per share or higher to be included in the bidding process. These two institutions decided not to revise their offers to remain in the bidding process. The Board of Directors continued discussions with Sun, as Sun's offer was the most favorable of all the proposals received. Steelton permitted Sun to perform an offsite due diligence review of Steelton on November 13 and 14, 2002.

     Based on FinPro's pricing discussions with representatives of the non-bank entity, the Board of Directors also authorized FinPro, Inc. to send the confidential due diligence materials regarding Steelton to the non-bank entity with instructions that its offer needed to be in the range of $22.00 per share or higher to be included in the bidding process. FinPro requested revised indications of interest from the non- bank entity and from Sun to be submitted on November 22, 2002. The non-bank entity responded that after reviewing the confidential due diligence materials regarding Steelton, it could not reach an offer in the range of $22.00 per share or higher and it dropped out of the bidding process. Sun's final bid was $22.04 per share.

     On December 4, 2002, Sun delivered to Steelton a proposed merger agreement and on December 10, 2002, Steelton, its counsel, and FinPro, Inc. completed due diligence of Sun. From December 4, 2002 through December 20, 2002, Steelton and Sun continued to discuss the structure and terms of Sun's proposal.

     On December 20, 2002, the Board of Directors met with FinPro, Inc. and special counsel to review the financial and legal arrangements of the Sun definitive merger agreement. FinPro, Inc. made an independent analysis of the Sun proposal, which concluded that the consideration was fair to stockholders from a financial point of view. See "Opinion of Steelton Bancorp, Inc.'s Financial Advisor." After careful consideration, the Board of Directors authorized the execution of the merger agreement. Additionally, on December 20, 2002, Steelton Bancorp, Inc. and Sun jointly announced the execution of the merger agreement.

Steelton Bancorp, Inc.'s Reasons for the Merger

     Steelton's Board of Directors believes that the terms of the merger agreement, which are the product of arm's length negotiations between representatives of Steelton and Sun are in the best interests of Steelton's stockholders. In the course of reaching its determination, the Board of Directors considered the following factors:

     o the merger consideration to be paid to Steelton's stockholders in relation to the market value, book value and earnings per share of the Steelton common stock;

     o information concerning Steelton's financial condition, results of operations, capital levels, asset quality and prospects;

     o Steelton's strategic alternatives to the merger, or the continued operation of Mechanics Savings Bank as an independent financial institution;

     o the Board's assessment of Sun's ability to pay the aggregate merger consideration;

     o the opinion of Steelton's financial advisor as to the fairness of the merger consideration from a financial point of view to the minority holders of Steelton's common stock;

     o    industry and economic conditions;

     o    the general structure of the transaction;

     o the results of Steelton's due diligence investigation of Sun and Sun Bank, including the likelihood of receiving the requisite regulatory approvals in a timely manner.

     In making its determination, Steelton's Board of Directors did not ascribe any relative or specific weights to the factors which it considered. The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but it does include the material factors considered by the Board.

     The Board of Directors believes that the merger is in the best interests of Steelton's stockholders. Accordingly, Steelton's Board of Directors unanimously recommends that its stockholders vote for the approval of the merger agreement.

Opinion of Steelton Bancorp, Inc.'s Financial Advisor

     Steelton's Board of Directors retained FinPro, Inc. on July 15, 2002 to provide assistance to the Board of Directors in analyzing alternative means of enhancing stockholder value and to provide certain financial advisory and investment banking services to Steelton in conjunction with a potential merger, including rendering an opinion with respect to the fairness of the merger consideration from a financial point of view to holders of Steelton common stock. In requesting FinPro's advice and opinion, Steelton's Board of Directors did not give any special instructions to, or impose any limitations upon the scope of the investigation that FinPro might wish to conduct to enable it to give its opinion. FinPro was selected by Steelton to act as its financial advisor because of FinPro's expertise in the valuation of businesses and their securities for a variety of purposes including mergers and acquisitions of savings and loans, savings banks, and savings and loan and bank holding companies.

     On December 20, 2002, at the meeting in which Steelton's Board of Directors approved and adopted the merger agreement and the transactions contemplated thereby, FinPro rendered its opinion to Steelton's Board of Directors. In reaching its opinion, FinPro took into consideration the financial benefits of the proposed transaction to Steelton stockholders. The opinion stated that, as of December 20, 2002, based on all factors deemed relevant and assuming the accuracy and completeness of the information and data provided by Steelton and Sun, it was FinPro's opinion that the cash consideration was fair to holders of Steelton common stock from a financial point of view. That opinion was updated as of March 4, 2003.

     The full text of the opinion of FinPro, which sets forth matters considered and limitations on the review undertaken, is attached as Appendix B to this proxy statement and is incorporated herein by reference. Holders of Steelton common stock are urged to read the opinion in its entirety.

     The opinion of FinPro is directed to Steelton's Board of Directors in its consideration of the merger consideration as described in the agreement, and does not constitute a recommendation to any stockholder of Steelton as to any action that such stockholder should take in connection with the merger agreement, or otherwise. It is further understood that the opinion of FinPro is based on market conditions and other circumstances existing on the date hereof.

     The opinion states that FinPro reviewed the following material: (i) the Agreement and the exhibits thereto; (ii) changes in the market for bank and thrift stocks; (iii) the performance of Steelton's common stock; (iv) trends and changes in the financial condition of Steelton and Sun; (v) the most recent annual report to stockholders of Steelton and Sun; (vi) quarterly reports on Form 10-QSB of Steelton and on Form 10-Q of Sun; (vii) quarterly regulatory reports of Steelton and Sun; (viii) the most recent audit letter to Steelton and Sun; and (ix) recent regulatory exam reports of Steelton and Sun.

     FinPro also had discussions with the management of Steelton and Sun regarding their respective financial results and analyzed the most current financial data available for Steelton and Sun. In addition, FinPro considered financial studies, analyses and investigations and economic and market information that it deemed relevant. FinPro considered certain financial data of Steelton and compared that data to other thrift institutions and their holding companies that were recently merged or acquired. Furthermore, FinPro considered the financial terms of these business combinations involving these thrift institutions and their holding companies. FinPro did not independently verify the financial data provided by or on behalf of Steelton and Sun, but instead relied upon and assumed the accuracy and completeness of the data provided.

     In  connection  with  rendering  its opinion  dated  December  20, 2002 and updated as of the date of this proxy statement, FinPro performed a variety of analyses, which are summarized below. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. FinPro stated that its analyses must be considered as a whole and that selecting portions of such analyses and of the factors considered by FinPro without considering all such analyses and factors could create an incomplete view of the process underlying FinPro's opinion. In its analyses, FinPro made numerous assumptions with respect to industry performance, business and economic conditions, applicable laws and regulations, and other matters, many of which are beyond the control of Steelton. Any estimates contained in FinPro's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. No company or transaction utilized in FinPro's analyses was identical to Steelton, Sun or the merger.

     The following is a summary of the material financial analyses performed by FinPro in connection with providing its opinion.

     (a) Transaction Summary. Analyzing SNL Securities' market data, Steelton financial data and FinPro's calculations, FinPro summarized the following multiples based on the consideration price per share offered by Sun in the proposed merger: (i) price to Steelton's book value per share, (ii) price to Steelton's tangible book value per share, (iii) price to Steelton's last twelve months earnings per share and (iv) core deposit premium. FinPro also summarized the high level of transaction expenses relative to the deal value.

     (b) Market Value - Trading. In this analysis, FinPro considered the trading price history of Steelton and the trading price of a comparable thrift trading group and showed that Steelton trades in-line with the comparable group on a book basis, but at a sizeable premium on an earnings basis. The proposed merger was shown by FinPro to be priced above the trading multiples of the comparable group. The following table illustrates the maximum, minimum and median trading multiples of the comparable group.

                                                     Price to   Price to
                                         Price to    Tangible     LTM
                                           Book        Book     Earnings
      --------------------------------   ---------   --------   --------
      Maximum                              128.14%    128.14%    68.64x
      Minimum                               71.65%     71.72%     9.81x

      Median                                97.54%    102.87%    15.62x

      Steelton Acquisition Multiples       112.79%    112.79%    45.92x
      --------------------------------   ---------   --------   --------
        Source:  SNL Securities, FinPro Ca lculations


     The ticker  symbols of the  members of the co mparable  trading  group are:
AMFC, ALFC, CKFB, CIBI, CRZY, FFDF, FFED, FNFI, FKKY , GCFC, PEDE, HCFC, HWEN, HLFC, KYF, LXMO, MSBF, NBSI, PSFC, PBNC, SOBI, SRN, SZB, SFFC AND UTBI.

     FinPro also compared the financial conditio n and the results of operation of Steelton with the financial condition a nd results of operation of all publicly traded thrift institutions and a select ed Comparable Trading Group. The following table provides some of the selected fu ndamental data analyzed.





                                                              For the Last Twelve Months
                                                  ---------------------------------------------------

                                                                       Comparable
                                                                        Trading       All Publicly
                                                                         Group        Traded Thrift
                                                       Steelton          Median          Median
                                                  ---------------------------------------------------
Balance Sheet:
Assets ($000's)                                          57,192         132,290          536,884
Asset Growth                                             -3.23%           0.71%            6.87%
Loans to Assets                                          57.16%          71.70%           66.24%
Deposits to Assets                                       56.74%          71.26%           67.77%
Borrowing to Assets                                      31.67%          14.18%           19.68%
Tangible Equity to Tangible Assets                       10.26%          12.97%            8.92%
Asset Quality:
Non performing Loans to Loans                             1.53%           0.42%            0.50%
Non performing Assets to Assets                           0.93%           0.58%            0.39%
Reserves to Nonperforming Loans                          31.66%         103.59%          130.80%
Reserves to Loans                                         0.48%           0.65%            0.95%
Income Statement and Profitability:
Return on Ave. Assets                                     0.24%           0.69%            0.91%
Return on Ave. Equity                                     2.38%           5.41%            9.48%
Yield on Earning Assets                                   6.65%           6.63%            6.50%
Cost of Funds                                             4.21%           3.66%            3.47%
Net Interest Spread                                       2.44%           2.75%            3.03%
Net Interest Margin                                       2.67%           3.27%            3.36%
Non Interest Income to Ave. Assets                        0.52%           0.33%            0.60%
Non Interest Expense to Ave. Assets                       2.74%           2.45%            2.39%
Efficiency Ratio                                         90.56%          65.82%           61.29%
Dividends:
Current Dividend Yield                                    0.83%           3.18%            2.37%
LTM Dividend Payout Ratio                                36.60%          55.98%           30.65%
-----------------------------------------------------------------------------------------------------
Source:  The SNL DataSource, data is for the last twelve months updated through March 3, 2003 unless otherwise noted.



     The ticker  symbols of the  members of the  comparable  trading  group are:
AMFC, ALFC, CKFB, CIBI, CRZY, FFDF, FFED, FNFI, FKKY, GCFC, PEDE, HCFC, HWEN, HLFC, KYF, LXMO, MSBF, NBSI, PSFC, PBNC, SOBI, SRN, SZB, SFFC AND UTBI.

     (c) Market Value - Acquisition. In this analysis, FinPro conducted an evaluation of the following multiples in business combinations among thrift institutions for each of the last five years through December 17, 2002: (i) price to book value per share, (ii) price to tangible book value per share,
(iii) price to last twelve months earnings per share and (iv) core deposit premium. FinPro evaluated three groups of transactions: (a) nationwide acquisitions, (b) mid-Atlantic acquisitions and (c) acquisitions with deal values of less than $10.0 million. FinPro's analysis showed that in general thrift acquisition multiples rose in 2002. The price to earnings multiple in the proposed Sun merger was high relative to this analysis, while the price to tangible book and core deposit premium were low.

     FinPro also compared the pricing multiples for the proposed Sun merger to the multiples for a comparable acquisition group, defined to include thrift deals announced in 2002 where the target had assets of less than $150.0 million, a return on average equity ratio of less than 10.00% and a non-performing assets to assets ratio of less than 3.00%. None of the comparables in this group are an exact match to Steelton; FinPro reviewed the fundamentals of the comparable group and found that Steelton's earnings were stronger, but Steelton's asset quality was weaker. FinPro showed that the proposed Sun merger was priced at a premium to the comparable median on an earnings basis, but at a discount on a tangible book and franchise premium basis. The following table illustrates the maximum, minimum and median acquisition multiples of the comparable group.


                                                                                   Price to       Franchise
                                                   Price to        Price to          LTM           Premium
                                     Price to      Tangible          LTM             Core          to Core
                                       Book          Book          Earnings        Earnings       Deposits
---------------------------------- ------------ --------------- --------------  -------------- ---------------
Maximum                                 160.09%         160.09%         40.33x          42.85x          16.58%
Minimum                                  96.53%          96.53%         13.47x          18.32x           0.17%

Median                                  128.52%         128.52%         38.88x          21.08x           7.20%

Steelton Acquisition Multiples          112.79%         112.79%         45.92x          48.98x           4.53%
---------------------------------- ------------ --------------- --------------  -------------- ---------------

     Source:  SNL Securities, FinPro Calculations

     (d) Investment Value - Discounted Dividend and Terminal Value. FinPro prepared a projection of stockholder value that could be achieved through continued operations and subsequent sale on December 31, 2006 based on a number of reasonable assumptions, including annual increases in interest earning assets of 4.5%, modest improvement of net margin through June 30, 2003, increases in noninterest income and noninterest expense of 4.5% and 4.0%, respectively, the continuation of a semi-annual dividend of $0.09 through 2003 and a $0.01 increase per year thereafter, a sale at 130% of book value and 29.40 times last twelve months earnings per share, and the completion of the sale on December 31, 2006. A discount rate of 9% was used. FinPro concluded that, since the per share value of $22.04 per share of Steelton common stock offered in the proposed merger exceeded the projected present value of Steelton's stock that could be achieved, this analysis supported FinPro's opinion that the consideration was fair to Steelton stockholders from a financial point of view. Because future projections are highly dependent on the assumptions utilized, FinPro also conducted this analysis using a range of assumptions and showed the price in the proposed Sun merger to be between a minimum and a maximum implied value using a range of assumptions.

     On the basis of these analyses and other considerations, FinPro concluded that the merger consideration, as described in the agreement, is fair to the stockholders of Steelton from a financial point of view. As described above, FinPro's opinion and presentation to Steelton's Board of Directors was one of many factors taken into consideration by Steelton's Board of Directors in making its determination to approve the agreement. Although the foregoing summary describes the material components of the analyses presented by FinPro to Steelton's Board of Directors, it does not purport to be a complete description of all the analyses performed by FinPro and is qualified by reference to the written opinion of FinPro set forth as Appendix B hereto, which the Steelton stockholders are urged to read in its entirety.

     Pursuant  to an  agreement  dated  July 15,  2002 (the  "FinPro  Engagement
Letter"), FinPro will receive from Steelton a fee equal to 1.25% of the Aggregate Purchase Price, as defined in the FinPro Engagement Letter, or approximately $90,000, plus reimbursement of reasonable travel and other out-of-pocket expenses, for rendering the fairness opinion and for its financial advisory assistance. A portion of FinPro's fee is contingent on the completion of the proposed merger. In addition, Steelton has agreed to indemnify FinPro against certain liabilities, including liabilities under the federal securities laws. Prior to execution of the FinPro Engagement Letter, FinPro provided Steelton with consulting and financial advisory services, including strategic planning, financial advisory and appraisal services.

Interests of Directors and Officers in the Merger that are Different From Your Interests

     Some members of Steelton's management and Board of Directors may have interests in the merger that are in addition to or different from the interests of Steelton's stockholders. The Board of Directors was aware of these interests and considered them in approving the merger agreement. Included below is a summary of some of the benefit plans under which officers or directors participate and under which benefits will be paid in accordance with the merger agreement.

     Existing Employment, Severance and Change in Control Agreements. Sun shall honor all existing employee agreements, severance or change in control agreements or plans of Steelton and Mechanics Savings Bank, in effect as of December 20, 2002, the date of the merger agreement. Steelton has employment agreements with Harold E. Stremmel, James S. Nelson and Shannon Aylesworth that provide severance payments in the event of any change of control that results in a diminishment of the employee's responsibilities or authority or in the employee's termination. Mechanics Savings Bank shall pay out the severance payments to Mr. Stremmel, Mr. Nelson and Ms. Aylesworth on the Effective Date. As of the Effective Date, the approximate severance payments under the employment agreements for Mr. Stremmel, Mr. Nelson and Ms. Aylesworth will be approximately $206,213, $173,191 and $109,181, respectively. Additionally, Mechanics Savings Bank has a severance policy which provides for payments to Michael S. Leonzo and Barbara G. Coates, officers of Mechanics Savings Bank, and on the Effective Date Mechanics Savings Bank shall make severance payments to Mr. Leonzo and Ms. Coates of approximately $95,129 and $104,757, respectively. Sun anticipates offering employment to Mr. Nelson and Ms. Aylesworth following the merger, however, the terms, duties and remuneration have not been determined. In addition, Mr. Stremmel will enter into a consulting and non-competition agreement with Sun Bank for a term of up to three years in exchange for lifetime medical insurance for himself and his dependents.

     Creation of Advisory Board. Sun has agreed that each member of the Steelton Board of Directors will be entitled to serve on an advisory board to be established by Sun for a period of not less than three years following the Effective Date. Each member of the Steelton Board of Directors serving on this advisory board will receive a fee equal to $7,800 per year for Directors Farina, Segina, Stone and Wiedeman and $13,833 and $12,633 for Directors Stremmel and Nelson, respectively.

     Steelton Stock Options. Outstanding and exercisable options to purchase shares of Steelton common stock under Steelton's stock option plan will be canceled with a cash payment to be made in an amount equal to the difference, if any, between the per share cash consideration and the exercise price per share. As of February 24, 2003, the record date, options to purchase a total of approximately 32,683 shares of Steelton common stock to executive officers and directors were outstanding with an exercise price of $8.33 per share. Upon the Effective Date the following payments (less any applicable withholding taxes) will be made:


            Harold E. Stremmel..............           $145,477
            James S. Nelson.................            116,397
            Richard E. Farina...............             29,093
            Victor J. Segina................             29,093
            James F. Stone..................             29,093
            Joseph A. Wiedeman..............             29,093
            Shannon Aylesworth..............             69,825
                                                       --------
                                                       $448,071
                                                       ========

     Restricted Stock. Executive officers and directors of Steelton have been awarded shares of restricted stock under the RSP. As of the Effective Date, the plan will terminate and all unvested restricted stock (approximately 5,233 shares) awarded to executive officers and directors of Steelton will vest and be exchanged for $22.04 per share in accordance with the merger agreement resulting in payments (less any applicable withholding taxes), as follows:


           Harold E. Stremmel..............          $   37,429
           James S. Nelson.................              29,961
           Richard E. Farina...............               7,491
           Victor J. Segina................               7,491
           James F. Stone..................               7,491
           Joseph A. Wiedeman..............               7,491
           Shannon Aylesworth..............              17,985
                                                       --------
                                                       $115,339
                                                       ========

     Indemnification. The merger agreement provides that, for a period of six years after the completion of the merger, Sun will indemnify and hold harmless each present and former director, officer and employee of Steelton and Mechanics Savings Bank against certain liabilities to the fullest extent that Steelton or Mechanics Savings Bank is permitted to indemnify its directors, officers and employees (but only to the extent permitted by applicable law and to the extent permitted by Sun is permitted to indemnify its own directors, officers and employees). Furthermore, Sun has also agreed to provide, for a period of three years, subject to certain limitations, directors' and officers' liability insurance coverage for directors and officers of Steelton and Mechanics Savings Bank.

     ESOP. Upon completion of the merger, the ESOP will be terminated. The termination of the ESOP requires the ESOP trustees to use the proceeds received from the merger to repay the related outstanding debt of the ESOP. Pursuant to the terms of the ESOP, to the extent permitted by law, any amounts remaining after the repayment of the debt will be allocated to the ESOP participants.
Estimated payments under the ESOP for the following executive officers are as follows:


                                                      Estimated Additional
                            Estimated Amount as of         Amount as a
                              December 31, 2002      Result of the Merger (1)
                              -----------------      ------------------------

Harold E. Stremmel.......           $35,647                   $47,574
James S. Nelson..........            29,885                    39,044
Shannon Aylesworth.......            19,672                    25,657
                                     ------                   -------
                                    $85,204                  $112,275
                                     ======                   =======
-------------------
(1) Equals the allocation of the profit on the unallocated stock held in the ESOP which is allocated pro rata to ESOP participant accounts as of the completion date for the merger.


     Directors Supplemental Retirement Plan. Sun will assume the obligations of Steelton's Director Supplemental Retirement Plans which have an aggregate accrued liability at December 31, 2002 of $63,649.

Conditions of the Merger

     The obligations of Steelton and Sun to complete the merger are subject to the satisfaction of the following conditions at or prior to the completion of the merger:

     o the requisite regulatory approvals, consents and waivers, including those from the Office of Thrift Supervision, the Federal Reserve Board, the Federal Deposit Insurance Corporation (the "FDIC"), and the Pennsylvania Department of Banking, must be obtained and all statutory waiting periods must have expired;

     o no approval or consent will have imposed any condition or requirement that would materially and adversely impact the economic or business benefits to Sun, or, Steelton stockholders, giving effect to the merger;

     o Steelton's stockholders must have approved the merger agreement at the stockholder meeting called for such purpose;

     o holders of no more than 10% of outstanding shares of Steelton shall have exercised dissenters' rights;

     o no party to the merger shall be subject to any order, decree or injunction that prohibits the completion of the merger; and

     o there shall be no suit, action or other proceeding in which it is sought to prohibit completion of the merger shall be pending or threatened by any regulatory authority having jurisdiction over any party to the merger or by any other person.

     o no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal the completion of the merger.

     o all parties shall have performed or complied in all material respects with all covenants required by the merger agreement to be performed prior to or at completion of the merger;

     o other than as disclosed by a party and approved by the other party, the representations and warranties made by all parties in the merger agreement shall be true and correct in all material respects as of the time of the completion of the merger;

     o the delivery to Sun and Steelton of various certificates and other documents, including the legal opinions of counsel to Sun and Steelton as to various matters, the opinion of Sun's independent public accountant that the completion of the merger and all of the related transactions will not be a taxable transaction to Sun; and

     o all transactions contemplated by the merger agreement and necessary to complete the merger shall be imminent and there shall be no impediment existing that would materially impair the parties ability to complete the merger.

     There is not guarantee when, or whether, the regulatory consents and approvals necessary to complete the merger will be obtained or whether all of the other conditions to the merger will be satisfied or waived by the party permitted to do so. If the merger is not completed on or before June 30, 2003, the merger agreement may be terminated by Steelton's or Sun's Board of Directors. However, the failure to complete the merger by that date cannot be due to the breach of the merger agreement by the party seeking to terminate. You can find the details of the conditions to the merger in Articles VIII, IX and X of the merger agreement, attached as Appendix A.

Federal Income Tax Consequences of the Merger

     The exchange of Steelton common stock for cash pursuant to the terms of the merger agreement will be a taxable transaction for federal income tax purposes under the Internal Revenue Code, and may also be a taxable transaction under state, local and other tax laws. A stockholder of Steelton will recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the merger and the tax basis in the Steelton common stock exchanged by such stockholder pursuant to the merger. Gain or loss must be determined separately for each block of Steelton common stock surrendered pursuant to the merger. For purposes of federal tax law, a block consists of shares of Steelton common stock acquired by the stockholder at the same time and price.

     Gain or loss recognized by the stockholder exchanging his or her Steelton common stock pursuant to the merger will be capital gain or loss if such Steelton common stock is a capital asset in the hands of the stockholder. If the Steelton common stock has been held for more than one year, the gain or loss will be long-term. Capital gains recognized by an exchanging individual stockholder generally will be subject to federal income tax at capital gain rates applicable to the stockholder (up to a maximum of 38.6% for short-term capital gains and 20% for long-term capital gains), and capital gains recognized by an exchanging corporate stockholder generally will be subject to federal income tax at a maximum rate of 35%.

     Neither Steelton nor Sun has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to Steelton's stockholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to Steelton's stockholders with respect to any of the tax effects of the merger to stockholders.

     The federal income tax discussion set forth above is based upon current law and is intended for general information only. You are urged to consult your tax advisor concerning the specific tax consequences of the merger to you, including the applicability and effect of state, local or other tax laws and of any proposed changes in those tax laws and the Internal Revenue Code. Please note also that any stock held in an individual retirement account or other tax-deferred account may not be subject to immediate taxation upon receipt of the cash consideration in the merger.

Effective Date

     The merger will be consummated if (i) the merger agreement is approved by Steelton stockholders' Steelton, (ii) Sun obtain all required consents and (iii) all other conditions to the merger are either satisfied or waived. The merger will become effective at the date and time that articles of merger are filed with the Secretary of State of the Commonwealth of Pennsylvania or such later date or time as may be indicated in such articles (the "Effective Date"). Steelton and Sun have generally agreed to cause the Effective Date to occur no later than the thirtieth day after the last of the conditions to the consummation of the merger have been satisfied or waived (including the expiration of any applicable waiting periods). It is currently anticipated that the merger will occur in the second quarter of 2003. Steelton and Sun each has the right to terminate the merger agreement if the merger is not completed by June 30, 2003.

Procedures for Surrendering Your Certificates

     On or immediately prior to the Effective Date, Sun will deposit in trust with the Registrar and Transfer Company, which is acting as the exchange agent for the merger, an amount of cash equal to the aggregate merger consideration. The exchange agent will act as paying agent for the benefit of the holders of certificates of Steelton common stock in exchange for the merger consideration. Each holder of Steelton common stock who surrenders certificates for his or her Steelton shares to the exchange agent will be entitled to receive a cash payment of $22.04 per share of Steelton common stock upon acceptance of the shares by the exchange agent.

     No later than five business days after the Effective Date, a letter of transmittal will be mailed by the exchange agent to Steelton stockholders. The letter of transmittal will contain instructions for surrendering your certificates of Steelton common stock and receiving a cash payment therefor.

     You should not return your Steelton common stock certificates with the enclosed proxy, and you should not send your stock certificates to the exchange agent until you receive the letter of transmittal.

     If your Steelton stock certificates have been lost, stolen or destroyed, you will have to provide evidence of your ownership of those certificates and that an affidavit they were lost, stolen or destroyed before you receive any consideration for your shares. The exchange agent will send you instructions on how to provide this information.

     Two years after following the Effective Date, the exchange agent will deliver to Sun any funds, certificates, and other documents, not claimed by former Steelton stockholders. Thereafter, the payment obligation for any certificate representing Steelton common stock which has not been satisfied will become the responsibility of Sun.

     If certificates for Steelton common stock are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental agency, the unclaimed amounts will become the property of Sun to the extent permitted by applicable law, free and clear of all claims or interest of any person previously entitled to such property. None of Sun, Steelton, the exchange agent or any other party to the merger will be liable to any former holder of Steelton common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

Approvals Needed to Complete the Merger

     In addition to the approval of the merger agreement by Steelton's stockholders, completion of the merger and the transactions contemplated by the merger agreement is subject to the prior approval of or notice to the Office of Thrift Supervision, the Federal Reserve Board, the FDIC, and the Pennsylvania Department of Banking. The required applications or notices for these approvals have been filed. In reviewing applications under the Bank Merger Act, the FDIC must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, and the convenience and needs of the communities to be served. In addition, the Federal Reserve Board and the FDIC may not approve a transaction if it will result in a monopoly or otherwise be anti-competitive.

     Under the Community Reinvestment Act of 1977, the FDIC must take into account the record of performance of Mechanics Savings Bank and Sun Bank in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. Mechanics Savings Bank and Sun Bank each received a "satisfactory" rating during their respective last Community Reinvestment Act examinations.

     In addition, a period of up to 30 days must expire following approval by the FDIC, within which period the United States Department of Justice may file objections to the merger under the federal anti-trust laws. Although the likelihood of such action by the Department of Justice is remote in this merger, there can be no assurance that the Department of Justice will not initiate such proceeding. If such proceeding is instituted or challenge is made, there is no guarantee of a favorable result.

     Steelton is not aware of any other regulatory approvals required for completion of the merger, except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

     The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the consideration to be received by Steelton stockholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

Time Period For Completing The Merger

     If the merger is not consummated on or before June 30, 2003, the merger agreement may be terminated by either Steelton or Sun.

Other Provisions of the Merger Agreement

     Although the completion of the merger requires stockholder approval, many provisions of the merger agreement became effective immediately upon its signing. Your vote was not required to make these provisions binding obligations of Steelton and Sun.

     Representations and Warranties. Each party has made representations and warranties to the other party with respect to various matters, including its financial statements, capital structure, business, loans, investments, regulatory filings and benefit plans. These representations and warranties must be true and correct upon both signing of the merger agreement and the completion of the merger. A party can terminate the merger agreement if the other party's representations and warranties are not true and correct, resulting in a material adverse effect on that other party. If the merger is completed, or if the merger agreement is terminated for some unrelated reason, the representations and warranties become void. You can find details of these representations and warranties in Articles II and III of the merger agreement, attached as Appendix A.

     Cooperation and Conduct of Business. Each party has agreed to cooperate in completing the merger, and Steelton and Mechanics Savings Bank have agreed to avoid extraordinary transactions between the signing of the merger agreement and the completion of the merger. In addition, Steelton has agreed not to solicit or encourage inquiries or proposals with respect to, furnish any information relating to or participate in any negotiations or discussions concerning any acquisition or purchase of all or a material portion of Steelton's assets or any business combination or merger. However, Steelton may respond to an unsolicited, bona fide, written proposal if Steelton's advisors determine that the fiduciary duties of Steelton's directors requires Steelton's Board of Directors to do so. Steelton is required to notify

Sun if it receives any inquiries or proposals or any requests for information relating to an alternative merger proposal or if any other entity seeks to initiate negotiations or discussions with Steelton.

     The provisions in the merger agreement relating to covenants of Sun and Steelton as to their conduct prior to completion of the merger become void if the merger is completed. These provisions also become void if the merger agreement is terminated, except for those related to confidentiality and expenses. You can find details of these obligations in Articles IV, V, VI and VII of the merger agreement, attached as Appendix A.

     Steelton and Mechanics Savings Bank have agreed to cooperate with Sun to approve any revisions to the merger agreement, including a structural change to the merger provided that such cooperation and approval does not reduce the amount of consideration to be received by Steelton's stockholders under the terms of the merger. See Section 6(n) of Article VI of the merger agreement, attached as Appendix A.

     Fees and Expenses. Each party shall pay its own expenses in connection with the merger, including fees and expenses of its own financial consultants, accountants and counsel.

Termination and Termination Fees

     In the event of termination of the merger agreement by either of the parties, the merger agreement shall become void and have no effect, except that the provisions of the merger agreement relating to confidentiality of information and expenses shall survive any such termination. If termination of the merger agreement results from a willful breach of a representation, warranty, covenant or undertaking, the party committing such breach shall be liable for reasonable expenses of the other party, including legal, accounting and investment banking fees and expenses.

     If one or more of the following events shall occur, the merger agreement may be terminated (even after stockholder approval) as follows:

     o by the mutual consent of Sun and Steelton to terminate the merger agreement;

     o by either Sun or Steelton if the merger is not completed by June 30, 2003, unless the failure to complete the merger by such date is due to the breach of the merger agreement by the party seeking to terminate;

     o by either Sun or Steelton if there has been a material breach by other party of any warranty, representation or covenant set forth in the merger agreement and the breaching party shall have failed to cure the breach within thirty days of receiving notice of the breach;

     o by either Sun or Steelton if written notice from any of regulatory authority that a required approval or consent necessary to complete the merger will not be granted and the time period for all appeals and reconsideration has expired; or

     o by either Sun or Steelton if Steelton's stockholders fail to approve the merger agreement at a meeting called for such purpose, but only if such failure is not due to Steelton not having called the meeting or not having taken in good faith all actions necessary or appropriate to secure the approval of the merger agreement by the stockholders at such meeting.

     In addition, the merger agreement may also be terminated upon occurrence of the following special termination circumstances, and if termination occurs under these special circumstances described below, Steelton shall be required to pay to Sun a fee of $350,000. In no event shall fees payable by either party under any circumstance be greater than $350,000. The special termination circumstances are as follows:

     o Steelton enters into or gives notice that it intends to enter into an Acquisition Transaction, as defined in the merger agreement, with any corporation or entity other than Sun, including any merger, consolidation, business combination or similar transaction or any purchase of all or any material portion of the assets of an entity;

     o Steelton's stockholders fail to approve the Merger at a meeting called for such purpose after the disclosure by any corporation or entity (other than Sun) or the receipt by Steelton of an offer or proposal
          (i) to acquire twenty percent or more of Steelton's or Mechanics Savings Bank's outstanding common stock, (ii) to acquire, merge or consolidate with Steelton or Mechanics Savings Bank or (iii) to purchase or acquire all or substantially all of Steelton's or Mechanics Savings Bank's assets;

     o any corporation or entity (other than Sun) acquires beneficial ownership of twenty percent or more of Steelton's or Mechanics Savings Bank's outstanding common stock exclusive of shares of Steelton or Mechanics Savings Bank common stock sold directly or indirectly to such person by Sun; or

     o any corporation or entity (other than Sun) commences a tender or exchange offer or files an application with an appropriate bank regulatory authority with respect to a publicly announced offer, to purchase or acquire securities of Steelton or Mechanics Savings Bank such that, upon consummation of such offer, such corporation or entity would own, control or have the right to acquire twenty percent or more of Steelton's or Mechanics Savings Bank's outstanding common stock.

     You can find details of the  termination  and termination fee provisions in
Article XI of the merger agreement set forth in Appendix A.

Dissenters' Rights

     The following discussion is not a complete statement of the law pertaining to dissenters' rights under Pennsylvania Business Corporation Law (the "PBCL"), referred to as the PBCL, and is qualified in its entirety by the full text of
Section 1930 and Subchapter D of Chapter 15 of the PBCL, which is referred to as Subchapter D. Subchapter D is reprinted in its entirety in Appendix C to this proxy statement. Any Steelton stockholder who desires to exercise his or her dissenters' rights should review carefully Subchapter D and is urged to consult a legal advisor before electing or attempting to exercise their rights. All references in Subchapter D to a "stockholder" and in this summary to a "Steelton stockholder" or a "holder of Steelton stock" are to the record holder of shares as to which dissenters' rights are asserted.

     Subject to the exceptions stated below, holders of Steelton stock who comply with the applicable procedures summarized below will be entitled to dissenters' rights under Subchapter D. Voting against, abstaining from voting or failing to vote on approval and adoption of the proposed merger will not constitute a demand for appraisal within the meaning of Subchapter D.

     Steelton stockholders electing to exercise dissenters' rights under Subchapter D must not vote for approval of the proposed merger. A vote by a stockholder against the proposed merger is not required to exercise dissenters' rights. However, if a stockholder returns a signed proxy but does not specify a vote against the proposed merger or a direction to abstain, the proxy, if not revoked prior to the Meeting, will be voted for approval of the proposed merger, which will have the effect of waiving that stockholder's dissenters' rights.

     What Are Dissenters' Rights? Steelton stockholders who follow the procedures of Subchapter D will be entitled to receive from Steelton the fair value of their shares, immediately before the completion of the merger. Fair value takes into account all relevant factors but excludes any appreciation or depreciation in anticipation of the merger. Steelton stockholders who elect to exercise their dissenters' rights must comply with all of the procedures to preserve those rights.

     Shares Eligible for Dissenters' Rights. Generally, if you chose to assert your dissenters' rights, you must dissent as to all of the shares you own. The PBCL distinguishes between record holders and beneficial owners. You may assert dissenters' rights as to fewer than all the shares registered in your name only if you are not the beneficial owner of the shares with respect to which you do not exercise dissenters' rights.

     Record Holder Who is Not the Beneficial Owner. A record holder may assert dissenters' rights on behalf of the beneficial owner. If you are a registered owner and you wish to exercise dissenters' rights on behalf of the beneficial owner, you must disclose the name and address of the person or persons on whose behalf you dissent. In that event, your rights shall be determined as if the dissenting shares and the other shares were registered in the names of the beneficial holders.

     Beneficial Owner Who is Not the Record Holder. A beneficial owner of Steelton common stock who is not also the record holder, may assert dissenters' rights. If you are a beneficial owner who is not the record holder and you wish to assert your dissenters' rights you must submit a written consent of the record holder to the Secretary of Steelton prior to the vote, but in no event later than the Steelton special meeting. You may not dissent with respect to some but less than all shares you own.

Dissenters' Rights Procedures

     Notice of Intention to Dissent. If you wish to exercise your dissenters' rights, you must follow the procedures set forth in Appendix D. You must file a written notice of intention to demand the fair value of your shares with the Secretary of Steelton prior to the vote, but in no event later than the Meeting. You must not make any change in your beneficial ownership of Steelton shares from the date you file the notice until the effective date of the merger. You must refrain from voting your shares for the adoption of the merger agreement.

     Notice of Approval. If the Steelton stockholders approve the merger, Steelton will mail a notice to all dissenters' who filed a notice of intention to dissent prior to the vote on the merger proposal and who refrained from voting for the adoption of the merger. Steelton expects to mail the notice of approval promptly after the merger. The notice of approval will state where and when a demand for payment must be sent and where the certificates for eligible shares must be deposited in order to obtain payment. The notice of approval will also supply a form for demanding payment which includes a request for certification of the date on which the holder, or the person on whose behalf the holder dissents, acquired beneficial ownership of the shares. The demand form will be accompanied by a copy of Subchapter D.

     If you assert your dissenters' rights, you must ensure that Steelton receives your demand form and your certificates on or before the demand deadline. All mailings to Steelton are at your risk. Accordingly, Steelton recommends that your notice of intention to dissent, demand form and stock certificates be sent by certified mail only, by overnight courier or by hand delivery.

     If you fail to file a notice of intention to dissent, fail to complete and return the demand form, or fail to deposit stock certificates with Steelton, each within the specified time periods, you will lose your dissenters' rights under Subchapter D. You will retain all rights of a stockholder, or beneficial owner, until those rights are modified by completion of the merger.

     Payment of Fair Value by Steelton. Upon timely receipt of the completed demand form, the PBCL requires Steelton to either: remit to dissenters' who complied with the procedures, the amount Steelton estimates to be the fair value for such dissenting shares; or give written notice that no such remittance will be made.

     Steelton will determine whether to make such a remittance or to defer payment for such shares until completion of the necessary appraisal proceedings. Steelton may consider the number of shares, if any, with respect to which stockholders dissented and any objections that may be raised with respect to the standing of the dissenting stockholder.

     The remittance or notice will be accompanied by: (i) the closing balance sheet and statement of income of Steelton for the fiscal year ended December 31, 2002 and the latest available interim financial statements; (ii) a statement of Steelton's estimate of the fair value of the shares; and (iii) notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of Subchapter D.

     Return of Deposited Certificates. If Steelton does not remit the amount of its estimate of the fair value of the shares, it will return any deposited certificates with a notation that a demand for payment in accordance with Subchapter D has been made. If shares carrying this notation are transferred after that, each new certificate issued may bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares will not acquire by this transfer any rights in Steelton other than those which the original dissenter had after making demand for payment of their fair value.

     Dissenting Stockholders Estimate of Fair Value. If Steelton gives notice of its estimate of the fair value of your shares, without remitting this amount, or remits payment of its estimate of the fair value of your shares and you believe that the amount remitted or stated is less than the fair value of such shares, you may send to Steelton your own estimate of the fair value of the shares. Such estimate shall be deemed a demand for payment of the amount of the deficiency. If you do not file a holder's estimate within 30 days after the mailing by Steelton of its remittance or notice, you will only be entitled to the amount stated in the notice or remitted to you by Steelton .

     Resort to Court for Relief. If, after the later of, 60 days after the completion of the merger or after the timely receipt of any holder's estimate, demands remain unpaid, Steelton may file an application for relief, requesting the court determine the fair value of the shares. There is no assurance to you that Steelton will file this application.

     In the court proceeding, all dissenters, wherever residing, whose demands have not been settled will be made parties to any such appraisal proceeding. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. Each dissenter made a party will be entitled to recover an amount equal to the fair value of the dissenter's shares, plus interest, or if Steelton previously remitted any amount to the dissenter, any amount by which the fair value of the dissenter's shares is found to exceed the amount previously remitted, plus interest.

     If Steelton fails to file an application for relief, any dissenter who made a demand and who has not already settled his or her claim against Steelton may file an application for relief in the name of Steelton any time within 30 days after the later of the expiration of the 60-day period after the merger or the timely receipt of any holder's estimate. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid Steelton's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

     Costs and Expenses of Court Proceedings. The costs and expenses of the court proceedings, including the reasonable compensation and expenses of the appraiser appointed by the court, will be determined by the court and assessed against Steelton. The court may, however, apportion and assess any part of the costs and expenses of court proceedings as it deems appropriate against all or some of the dissenters' who are parties and whose action in demanding supplemental payment the court finds to be in bad faith. If Steelton fails to comply substantially with the requirements of Subchapter D, the court may assess fees and expenses of counsel and of experts for the parties as it deems appropriate against Steelton and in favor of any or all dissenters. The court may assess fees and expenses of counsel and experts against either Steelton or a dissenter, if the court finds that a party acted in bad faith. If the court finds that the services of counsel for any dissenter substantially benefitted other dissenters' similarly situated and should not be assessed against Steelton , it may award counsel reasonable fees to be paid out of the amounts awarded to the dissenters' who benefitted.

     No Right to an Injunction. Under Pennsylvania corporate law, a Steelton stockholder has no right to obtain, in the absence of fraud or fundamental unfairness, an injunction against the merger proposal, nor any right to valuation and payment of the fair value of the holder's shares because of the merger proposal, except to the extent provided by the dissenters' rights provisions of Subchapter D. Pennsylvania corporate law also provides that, absent fraud or fundamental unfairness, the rights and remedies provided by Subchapter D are exclusive.

              STOCKHOLDER PROPOSALS FOR THE STEELTON BANCORP, INC.
                               2003 ANNUAL MEETING

     Proposals of stockholders intended to be presented at Steelton annual meeting to be held in 2003, which will be held only if the merger is not consummated, must have been received by Steelton no later than November 20, 2002 to be considered for inclusion in the proxy materials and form of proxy relating to such meeting. No such proposals were received. Under the articles of incorporation of Steelton, in order to be considered for possible action by stockholders at the 2003 annual meeting of stockholders to be held if the merger is not consummated, stockholder nominations for director and stockholder proposals not included in Steelton's proxy statement must have been submitted to the secretary of Steelton, no later than February 16, 2003. No such proposals were received.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be brought before the meeting, other than those matters described in this proxy statement. If any other matters, not now known, properly come before the meeting or any adjournments, the persons named in the enclosed proxy card, or their substitutes, will vote the proxy in accordance with their judgment on such matters.

                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           /s/ Victor J. Segina
                                           -------------------------------------
                                           Victor J. Segina
                                           Secretary


Steelton, Pennsylvania
March 10, 2003

                                   APPENDIX A

                                MERGER AGREEMENT


                                ----------------

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                               SUN BANCORP, INC.,

                                    SUN BANK,

                          SUN ACQUISITION CORPORATION,

                             STEELTON BANCORP, INC.,

                                       AND

                             MECHANICS SAVINGS BANK

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

I.       REORGANIZATION AND MERGER                                             2
         (a)      Merger of Sun Acquisition and Steelton                       2
         (b)      Effective Date                                               2
         (c)      Conversion of Steelton Common Stock                          3
         (d)      Sun Common Stock                                             4
         (e)      Sun Acquisition Common Stock                                 4
         (f)      Exchange of Stock Certificates                               4
         (g)      Stock Options, Stock Option Plans, and Related Matters       6
         (h)      Shareholders' Meetings                                       6
         (i)      Proxy Statement                                              6
         (j)      Cooperation, Regulatory Approvals                            7
         (k)      Steelton Liquidation                                         8
         (l)      Mechanics Merger                                             8
         (m)      Dissenting Shares                                            8

2.       REPRESENTATIONS AND WARRANTIES BY SUN AND SUN
         ACQUISITION                                                           8
         (a)      Organization, Good Standing, Authority, Insurance, Etc.      8
         (b)      Agreement, Authority, Absence of Conflicts                   8
         (c)      Sufficient Resources                                         9
         (d)      Sun Acquisition Representations and Warranties               9
         (e)      Ownership of Steelton Common Stock                           9
         (f)      Full Disclosure                                             10
         (g)      CRA Rating                                                  10
         (h)      Tax Treatment                                               10

3.       REPRESENTATIONS AND WARRANTIES BY STEELTON
         AND MECHANICS                                                        10
         (a)      Organization, Good Standing, Authority, Deposit
                  Insurance, Etc.                                             10
         (b)      Capitalization, Investments                                 11
         (c)      Financial Statements and Exchange Act Reports               11
         (d)      Absence of Certain Developments                             12
         (e)      Taxes                                                       13
         (f)      Litigation                                                  14
         (g)      Brokerage                                                   14
         (h)      Properties                                                  14
         (i)      Compliance with Applicable Laws                             15
         (j)      Contracts and Commitments, Etc.                             16
         (k)      Insurance                                                   16

         (l)      No Guarantees                                               16
         (m)      Examination Reports                                         16
         (n)      Agreement, Authority, Absence of Conflicts                  17
         (o)      Reporting                                                   17
         (p)      Full Disclosure                                             17
         (q)      Employee Benefit Plans                                      17
         (r)      Labor Matters                                               19
         (s)      Environmental Matters                                       19
         (t)      Proceedings                                                 21
         (u)      Undisclosed Liabilities                                     21
         (v)      Financial Institutions Bond                                 21
         (w)      Repurchase Agreements                                       21
         (x)      Assumability of Leases and Contracts                        22
         (y)      Loans                                                       22
         (z)      Loan Portfolio                                              22
         (aa)     Trademarks, Trade Names                                     22
         (bb)     Accuracy of Representations                                 23
         (cc)     Absence of Questionable Payments                            23
         (dd)     Powers of Attorney, Guarantees                              23
         (ee)     CRA Compliance                                              23
         (ff)     Derivatives                                                 23
         (gg)     Loan Loss Reserves                                          23

4.       ACCESS TO AND INFORMATION CONCERNING PROPERTIES,
         RECORDS, ETC.                                                        23

5.       AFFIRMATIVE COVENANTS OF SUN                                         24

6.       AFFIRMATIVE COVENANTS OF STEELTON AND MECHANICS                      25
         (a)      Conduct of Business                                         25
         (b)      Preservation of Business                                    25
         (c)      Properties                                                  26
         (d)      Insurance                                                   26
         (e)      Contracts, Etc.                                             26
         (f)      Financial Statements                                        26
         (g)      Laws, Rules, Etc.                                           27
         (h)      Corporate Existence                                         27
         (i)      Notices                                                     27
         (j)      Best Efforts                                                27
         (k)      Amend Corporate Documents                                   28
         (l)      Terminate Stock Plans                                       28
         (m)      Steelton Benefit Plans                                      29
         (n)      Good Faith Cooperative Effort to Revise Structure           29

         (o)      Change in Control                                           29

7.       NEGATIVE COVENANTS OF STEELTON AND MECHANICS                         29

8.       CONDITIONS TO THE OBLIGATIONS OF SUN, SUN ACQUISITION,
         STEELTON, AND MECHANICS                                              32
         (a)      Approval of Shareholders                                    32
         (b)      Approval of Regulatory Agencies                             33
         (c)      Dissenters' Rights                                          33
         (d)      Antitrust Laws                                              33
         (e)      Suits, Actions                                              33
         (f)      Statutes, Orders                                            33
         (g)      Other Requirements                                          33
         (h)      Payment of Retention Bonuses                                33
         (i)      Vacation                                                    33

9.       CONDITIONS TO THE OBLIGATIONS OF SUN AND
         SUN ACQUISITION                                                      33
         (a)      Representations, Warranties and Covenants                   34
         (b)      Opinion of Special Counsel                                  34
         (c)      Suit, Action, Etc.                                          34
         (d)      Financial Statements.                                       34
         (e)      Tax Ruling or Opinion                                       35
         (f)      Closing Documents                                           35
         (g)      Outstanding Stock Options                                   35
         (h)      Effectiveness of Transactions                               35

10.      CONDITIONS TO THE OBLIGATIONS OF STEELTON AND FIRST
         FEDERAL                                                              35
         (a)      Representations and Warranties                              35
         (b)      Opinion of Counsel                                          36
         (c)      Suit, Action, Etc.                                          36
         (d)      Deposit into Payment Fund                                   36
         (e)      Steelton Fairness Opinion                                   36

11.      TERMINATION OF AGREEMENT                                             36

12.      EXPENSES                                                             38

13.      CONFIDENTIALITY                                                      39

14.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.                     39

15.      CERTAIN POST-MERGER AGREEMENTS                                       39
         (a)      Employees                                                   39
         (b)      Existing Employment Agreements                              40
         (c)      Board of Directors of Sun                                   41
         (d)      Sun Bank Advisory Board                                     41
         (e)      Deferred Compensation Agreements                            41
         (f)      Indemnification and Insurance                               41
         (g)      Adjustments                                                 41

16.      ENTIRE AGREEMENT                                                     42

17.      PUBLICITY                                                            42

18.      AMENDMENT AND WAIVER                                                 42

19.      CERTAIN DEFINITIONS AND INTERPRETATIONS                              42

20.      GOVERNING LAW                                                        43

21.      COMMUNICATIONS                                                       43

22.      SUCCESSORS AND ASSIGNS                                               44

23.      HEADINGS, ETC.                                                       44

24.      SEVERABILITY                                                         45

25.      NO THIRD PARTY BENEFICIARY                                           45

26.      COUNTERPARTS                                                         45

27.      FURTHER ASSURANCES                                                   45

EXHIBITS

AGREEMENT AND PLAN OF MERGER OF SUN ACQUISITION CORPORATION WITH AND INTO STEELTON BANCORP, INC.

STEELTON BANCORP, INC. PLAN OF LIQUIDATION AND DISSOLUTION

AGREEMENT AND PLAN OF MERGER OF MECHANICS SAVINGS BANK WITH AND INTO SUN BANK

LEGAL  OPINION FROM SPECIAL  COUNSEL FOR SUN BANCORP,  INC. AND SUN  ACQUISITION
CORP.

LEGAL OPINION FROM SPECIAL COUNSEL FOR STEELTON BANCORP, INC. AND MECHANICS SAVINGS BANK

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (hereinafter "Agreement") is dated as of December 20, 2002, by and among Sun Bancorp, Inc., a Pennsylvania corporation ("Sun"), Sun Acquisition Corporation, a Pennsylvania corporation and wholly-owned subsidiary of Sun ("Sun Acquisition"), Sun Bank, a Pennsylvania-chartered bank and trust company and wholly-owned subsidiary of Sun ("Sun Bank"), Steelton Bancorp, Inc., a Pennsylvania corporation ("Steelton"), and Mechanics Savings Bank, a federal stock savings bank and a wholly-owned subsidiary of Steelton ("Mechanics") (collectively sometimes referred to as the "Parties").

     WHEREAS, the respective Boards of Directors of Sun, Sun Acquisition, Sun Bank, Steelton, and Mechanics have approved and deem it advisable and in the best interests of their respective companies to consummate the transactions provided for in this Agreement and the exhibits hereto in the sequential order and manner hereinafter provided;

     WHEREAS, the respective Boards of Directors of Sun, Sun Acquisition and Steelton have approved, and deem it advisable and in the best interests of the Sun, Sun Acquisition and Steelton shareholders to consummate a merger of Sun Acquisition with and into Steelton (the "Merger") pursuant to the terms and subject to the conditions set forth in this Agreement and the Agreement and Plan of Merger of Sun Acquisition with and into Steelton in the form attached hereto as Exhibit 1 (the "Merger Agreement");

     WHEREAS, subsequent to and immediately after the consummation of the Merger, Steelton shall liquidate and dissolve in a transaction that is not taxable and has no adverse tax consequences to the Parties hereto, such liquidation to be undertaken and effectuated pursuant to the Steelton Bancorp, Inc. Plan of Liquidation and Dissolution in the form attached hereto as Exhibit 2 (the "Steelton Plan of Liquidation");

     WHEREAS, subsequent to and after the effectiveness of the Steelton Plan of Liquidation, Mechanics shall merge with and into Sun Bank in a transaction that is not taxable and has no adverse tax consequences to the Parties hereto, such merger (the "Mechanics Merger") to be undertaken and effectuated pursuant to the Agreement and Plan of Merger of Mechanics Savings Bank with and into Sun Bank in the form attached hereto as Exhibit 3 (the "Mechanics Merger Agreement");

     WHEREAS, the Parties desire and intend that the Merger, the Steelton Plan of Liquidation and the Mechanics Merger (collectively the "Reorganization") shall be effectuated in sequential order, each contingent upon effectiveness of all; and

     WHEREAS,   the  Parties   desire  to  provide  for  certain   undertakings,
conditions, representations, warranties and covenants in connection with the transactions contemplated hereby and governing the transactions contemplated herein.

  NOW, THEREFORE, in consideration of the premises, mutual promises, covenants, agreements, representations and warranties hereinafter set forth, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

     1. REORGANIZATION AND MERGER. Upon the terms and subject to the conditions of this Agreement, the Merger Agreement, the Steelton Plan of Liquidation, and the Mechanics Merger, the Reorganization is to be accomplished in the manner described herein.

          (a) Merger of Sun Acquisition and Steelton. In accordance with the provisions of this Agreement, the Merger Agreement and the laws of the Commonwealth of Pennsylvania, at the Effective Date (as hereinafter defined), Sun Acquisition shall be merged with and into Steelton, the separate corporate existence of Sun
               Acquisition shall cease, and Steelton shall continue its corporate existence as the surviving corporation of the Merger as a Pennsylvania business corporation under the name "Steelton Bancorp, Inc." with all the rights and powers provided to such corporation under the Pennsylvania Business Corporation Law of 1988, as amended (the "Business Corporation Law"). Also at the Effective Date, all of the outstanding shares of Steelton's common stock, par value $.10 per share (the "Steelton Common Stock"), except for shares held by Steelton as treasury shares, shares owned by any direct or indirect subsidiary of Steelton, and shares of Steelton Common Stock owned by any Steelton shareholder who elects to exercise dissenters' rights in accordance with the Business Corporation Law ("Dissenting Shares"), will be converted into the right to receive Twenty-Two Dollars and Four Cents ($22.04) in cash per share without interest in the manner specified in Section 1(c) hereof, and each outstanding share of Sun Acquisition common stock shall be converted into one fully paid and non-assessable share of Steelton Common Stock, resulting in all outstanding shares of Steelton being owned by Sun at and after the Effective Date. At the Effective Date, Sun shall be the sole shareholder of Steelton and Steelton shall be a wholly-owned subsidiary of Sun.

          (b) Effective Date. At the Effective Date (as hereinafter defined), the Merger shall be effected pursuant to the provisions of and with the effects provided by the Business Corporation Law, and the Steelton Plan of Liquidation and the Mechanics Merger shall be thereafter effectuated. The Effective Date shall be the date and time of the later to occur of the acceptance for filing by the Secretary of State of the Commonwealth of Pennsylvania of articles of merger of Sun Acquisition and Steelton, or such later date and time as shall be specified in such articles as agreed to by the Parties, as the case may be; provided, however, that on such Effective Date, the Steelton Plan of Liquidation shall be effectuated and the Mechanics Merger shall be effectuated as soon or practicable thereafter. Unless otherwise mutually agreed upon in writing by Sun Acquisition and Steelton, upon the terms and subject to the conditions of this Agreement and the exhibits hereto, the Effective Date shall occur on or before the thirtieth
               (30th) calendar day following the later of (i) the receipt of all requisite regulatory approvals and the expiration of all applicable waiting periods, and (ii) the receipt of all requisite shareholder approvals, unless the Parties mutually agree to a later date. The closing of the transactions contemplated hereby (the "Closing") shall take place at 5:00 p.m. local time at the offices of Sun on the Effective Date, or at such other time or place as the Parties shall mutually agree. At the Effective Date, Sun Acquisition shall cease to exist as a separate corporation, and Steelton shall become the surviving corporation of the Merger (the "Surviving Corporation"). The Articles of Incorporation and Bylaws of Steelton, as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

          (c) Conversion of Steelton Common Stock. Each share of Steelton Common Stock issued and outstanding immediately prior to the Effective Date, including the shares of Steelton Common Stock issued pursuant to the Mechanics Savings Bank Restricted Stock Plan to the extent that such shares were not previously issued and outstanding (the "Restricted Stock Plan" and the "Restricted Shares"), which Restricted Shares shall become fully vested pursuant to the terms of the Restricted Stock Plan upon the occurrence of the Merger (other than shares of Steelton Common Stock held by Steelton as treasury stock, shares owned by any direct or indirect subsidiary of Steelton and Dissenting Shares) ("Eligible Shares"), shall, by virtue of this Agreement and the Merger Agreement and without any action on the part of the holder thereof, be cancelled and converted into the right to receive Twenty-Two Dollars and Four Cents ($22.04) in cash without interest, subject to the provisions of Section 1(f) below (the "Merger Consideration"). In no event shall the number of Eligible Shares exceed 300,290 shares. The aggregate amount paid for all Eligible Shares shall be the "Aggregate Merger Consideration." In no event shall the Aggregate Merger Consideration exceed $7,200,327. Each share of Steelton Common Stock held in the treasury of Steelton, held by any direct or indirect subsidiary of Steelton immediately prior to the Effective Date shall automatically, by virtue of this Agreement and the Merger Agreement, be cancelled and retired, and shall cease to exist, without any conversion thereof into the right to receive the Merger Consideration.

          (d) Sun Common Stock. Each share of Sun's common stock, with no par value, (the "Sun Common Stock") issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of Sun Common Stock. Each share of Sun Common Stock issued and held in treasury of Sun as of the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of Sun.

          (e) Sun Acquisition Common Stock. At the Effective Date, each issued and outstanding share of Sun Acquisition Common Stock shall be converted into one fully paid and non-assessable share of Steelton Common Stock, resulting in all outstanding shares of Steelton being owned by Sun at and after the Effective Date. After the Effective Date, Sun shall be the sole shareholder of Steelton, and Steelton shall be a wholly-owned subsidiary of Sun.

          (f)  Exchange of Stock Certificates. Certificates underlying shares of
               Steelton   Common  Stock  shall  be  exchanged   for  the  Merger
               Consideration in accordance with the following procedures:

               (i) Registrar and Transfer Company, the transfer agent of Sun shall act as agent (the "Exchange Agent") in effecting and receiving, after the Effective Date, the exchange of stock certificates (the "Certificates"), which Certificates, immediately prior to the Effective Date, represented outstanding shares of Steelton Common Stock (other than those shares excluded by Section 1(c) hereof), in exchange for the Merger Consideration. Upon surrender of a Certificate for exchange and cancellation together with a letter of transmittal (as described below) duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, and within three (3) business days of receipt of a Certificate for exchange and cancellation together with a duly executed letter of transmittal, the Exchange Agent shall pay to such holder the Merger Consideration multiplied by the number of shares of Steelton Common Stock formerly represented by such Certificate, and the Certificate so surrendered shall be cancelled.

               (ii) At  the  Effective  Date  and  until  so   surrendered   and
                    exchanged, each such Certificate shall represent solely the right to receive the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate representing shares of Steelton Common Stock surrendered and exchanged therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such cash to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any Party hereto shall be liable to a holder of Steelton Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

               (iii)At or prior to the Effective  Date,  Sun  Acquisition  shall deposit in trust with the Exchange Agent cash in an aggregate amount equal to the product of (i) the number of shares of Eligible Shares and (ii) the Merger Consideration (the "Payment Fund"); provided, however, that in no such event shall the number of Eligible Shares entitled to the Merger Consideration exceed 300,290 shares or the Aggregate Merger Consideration exceed $7,200,327.

               (iv) The   Exchange   Agent   shall,   pursuant  to   irrevocable
                    instructions  by  Sun,  make  the  payments  referred  to in
                    Section 1(f) hereof out of the Payment Fund. The Payment Fund shall not be used for any purpose except as provided herein. If any Steelton shareholders who initially exercised dissenters' rights lose the right to dissent because of a failure to comply with the Business Corporation Law subsequent to the Effective Date, Sun shall promptly deposit additional cash in the Payment Fund in an amount equal to the product of the number of Dissenting Shares held by such Steelton shareholders multiplied by the Merger Consideration. Promptly following the date which is two years after the Effective Date, the Exchange Agent shall return to Sun all cash, Certificates and other instruments then in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate entitled to receive therefor Merger Consideration at the Effective Date may surrender such Certificate to Sun and (subject to applicable abandoned property, escheat and similar laws), receive in exchange therefor the Merger Consideration, without interest, and shall have no greater rights against Sun or Sun Acquisition than may be accorded to general creditors of Sun under applicable law. Sun shall have no liability to Steelton shareholders for compliance with applicable abandoned property, escheat and similar laws.

               (v) Within five business days after the Effective Date, the Exchange Agent shall mail to each record holder of Certificates in a form reasonably satisfactory to Sun
                    Acquisition and Steelton a letter of transmittal and instructions for use in surrendering such Certificates and receiving the Merger Consideration therefor. The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent.

               (vi) After the Effective Date, there shall be no transfers on the stock transfer books of Steelton.

          (g) Stock Options, Stock Option Plans and Related Matters. Immediately prior to or at the Effective Date, each holder of a then-outstanding option to purchase shares of Steelton Common Stock heretofore granted under a stock option plan, program or arrangement of Steelton shall have received in settlement thereof a cash payment from Steelton in an amount equal to the excess of the Merger Consideration over the per share exercise price under such stock option, multiplied by the number of shares of Steelton Common Stock covered by such option. All such options automatically shall be deemed cancelled and of no further effect as of the Effective Date. In no event shall the amount paid by Steelton in settlement of such options exceed $581,935 in the aggregate.

          (h) Shareholders' Meetings. Steelton shall, as soon as practicable, hold a meeting of its shareholders (the "Steelton Shareholders' Meeting") to submit for shareholder approval this Agreement and the transactions contemplated hereby. Provided that the Merger is approved by at least two-thirds of the Board of Directors of Steelton, an affirmative vote of at least a majority of the votes cast by all holders of Steelton Common Stock entitled to vote thereon shall be required for such approval and adoption of this Agreement and the transactions contemplated hereby. Subject to its fiduciary duty, Steelton's Board of Directors shall recommend to its shareholders approval of this Agreement, the Merger Agreement, the Merger, and the transactions contemplated hereby and thereby, and use their best efforts to obtain shareholder approval.

          (i)  Proxy Statement.

               (i) Steelton shall, with the cooperation of Sun, prepare and file with the Securities and Exchange Commission ("SEC"), the proxy statement to be distributed in connection with the Steelton Shareholders' Meeting (as may be amended from time to time, the "Proxy Statement") in order to consummate the transactions contemplated hereby as soon as reasonably practicable and to satisfy all applicable requirements under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the rules and regulations thereunder, and the rules and regulations of the OTS and the FDIC.

               (ii) Sun  and  Sun  Acquisition  will  furnish  such  information concerning Sun and Sun Acquisition as is necessary in order to cause the Proxy Statement, insofar as it relates to Sun and Sun Acquisition, to comply with Section 1(i) above. Sun and Sun Acquisition agree promptly to advise Steelton if at any time prior to the Steelton Shareholders' Meeting any information provided by it in the Proxy Statement becomes incorrect or incomplete in any material respect and to provide Steelton with the information needed to correct such inaccuracy or omission. Sun and Sun Acquisition will furnish Steelton with such supplemental information as may be necessary in order to cause such Proxy Statement, insofar as it relates to Sun and Sun Acquisition, to comply with
                    Section 1(i) above after the mailing thereof to Steelton shareholders.

          (j) Cooperation, Regulatory Approvals. The Parties shall cooperate fully, and shall cause each of their affiliates to cooperate fully, in the preparation and submission by them, as promptly as reasonably practicable, of such notices, applications, petitions, and other documents and materials as may be required or any of them may reasonably deem necessary (or desirable) to the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Pennsylvania Department of Banking (the "Banking Department"), the SEC, the FDIC, the OTS, other regulatory authorities, holders of the voting shares of capital stock of Steelton, and any other persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by this Agreement and the Reorganization. Prior to the making of any such filings with any regulatory authority or the making of any written disclosures with respect to the transactions contemplated hereby to shareholders or any third person (such as mailings to shareholders or press releases), the Parties shall submit to each other the materials to be filed, mailed or released. Any such materials must be acceptable to both Sun and Steelton (such acceptance not to be unreasonably withheld) prior to the filings with any regulatory authorities or the disclosures to shareholders or any third person, except to the extent that any party is legally required to proceed prior to obtaining the acceptances of the other Parties.

          (k) Steelton Liquidation. Immediately following the Merger of Sun Acquisition with and into Steelton, Steelton shall adopt, undertake and effectuate a complete liquidation and dissolution under the Steelton Plan of Liquidation.

          (l) Mechanics Merger. Following the effectuation of the Steelton Plan of Liquidation, Mechanics shall merge with and into Sun Bank pursuant to the Mechanics Merger.

          (m) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Dissenting Shares shall not be converted into or exchangeable for the right to receive the Merger Consideration provided in Section 1(c) hereof, unless and until the holder of such Dissenting Shares shall have lost his right to dissent under the Business Corporation Law. If such holder shall have lost such right before the Effective Date, each of his shares of Steelton Common Stock shall thereupon be deemed to have been converted into an Eligible Share. If such holder shall have lost such right after the Effective Date, each of his shares of Steelton Common Stock shall thereupon be deemed to have been converted into, as of the Effective Date, the Merger Consideration.

2. REPRESENTATIONS AND WARRANTIES BY SUN AND SUN ACQUISITION. Sun and Sun Acquisition, as applicable, represent and warrant to Steelton as follows:

     (a) Organization, Good Standing, Authority, Insurance, Etc. Sun is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Sun has all requisite corporate power and authority to conduct its business as it is now conducted, to own and operate its properties and assets and to lease properties used in its business. Sun has all requisite corporate power and authority to enter into this Agreement, and subject to obtaining any required regulatory and shareholder approvals, to perform and carry out the provisions of and all its obligations under this Agreement. Sun owns, directly or indirectly, all of the issued and outstanding shares of Sun Bank. Sun Bank is a Pennsylvania-chartered bank and trust company, having its corporate headquarters in
          Selinsgrove, Pennsylvania, and is duly organized to engage in the banking business as an insured bank under the Federal Deposit Insurance Act, as amended.

     (b) Agreement, Authority, Absence of Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of Sun. Assuming receipt of regulatory approvals, no other corporate action on the part of Sun is necessary for Sun to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by Sun and, assuming due authorization, execution and delivery by Steelton and Mechanics, constitutes a valid and binding obligation of Sun, enforceable in accordance with its terms, except as it may be limited by bankruptcy, insolvency, receivership or similar laws, now or hereafter in effect relating to creditor's rights. The execution, delivery and consummation of this Agreement will not constitute a violation or breach or a default under the Articles of Incorporation or Bylaws of Sun, any agreement, indenture or other instrument to which Sun is a party, or, to the knowledge of Sun, any statute, rule, regulation, order, writ, injunction, decree, or directive applicable to Sun.

     (c) Sufficient Resources. Sun has sufficient resources to capitalize and shall capitalize Sun Acquisition no later than the Effective Date with sufficient financial resources to enable Sun Acquisition to lawfully satisfy its obligations pursuant to this Agreement without the need to borrow funds or to raise additional equity capital, unless otherwise required after the date hereof by a regulatory agency.

     (d) Sun Acquisition Representations and Warranties. (i) Sun Acquisition is a Pennsylvania business corporation organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; (ii) Sun Acquisition has all requisite corporate power and authority to enter into this Agreement and the Merger Agreement, and subject to obtaining any required regulatory and shareholder approvals, to carry out the provisions of and all of its obligations under this Agreement and the Merger Agreement; and (iii) the Board of Directors of Sun Acquisition shall duly and validly authorize the execution, delivery and performance of this Agreement and the Merger Agreement, which agreements shall be approved by Sun as the sole shareholder of Sun Acquisition. This Agreement and the Merger Agreement will constitute a valid and binding obligation of Sun Acquisition enforceable in accordance with its terms, except as it may be limited by bankruptcy, insolvency, receivership or similar laws now or hereafter in effect relating to creditors' rights. The execution, delivery and consummation of this Agreement will not constitute a violation or breach or default under the Articles of Incorporation or Bylaws of Sun Acquisition, any statute, rule, regulation, order, writ, injunction, decree or other instrument or agreement to which Sun Acquisition is a party at such time.

     (e) Ownership of Steelton Common Stock. As of the date hereof, neither Sun nor any subsidiaries of Sun directly or indirectly owns, or has any rights to acquire, any shares of Steelton Common Stock, other than pursuant to this Agreement.

     (f) Full Disclosure. None of the information with respect to Sun or any subsidiary of Sun which has been furnished to Steelton or Mechanics has been or will be included by Sun in the Proxy Statement, or any application to, or filing with, any regulatory authority made in connection with the transactions contemplated hereby will, at the respective time it is furnished, distributed, mailed or filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made.

     (g) CRA Rating. Sun Bank has satisfactory Community Reinvestment Act rating.

     (h) Tax Treatment. As of the date of this Agreement, there exist no facts or circumstances that would preclude or impair satisfaction of the conditions set forth in Section 9(e) of this Agreement.

3.   REPRESENTATIONS AND WARRANTIES BY STEELTON AND MECHANICS.

     Steelton and Mechanics represent and warrant to Sun and Sun Acquisition (and the word "it" in this Section 3 refers to Steelton, Mechanics and each subsidiary of either) that, as of even date herewith and except as specifically disclosed in the Annex of disclosure schedules included herewith, as follows:

     (a) Organization, Good Standing, Authority, Deposit Insurance, Etc. Steelton is a corporation organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Each of the subsidiaries of Steelton, including Mechanics and any subsidiary thereof (individually a "Steelton Subsidiary," collectively the "Steelton Subsidiaries") is an entity of the respective type set forth on Schedule 3(a) hereto, and is organized, validly existing and in good standing under the laws of the respective jurisdiction of incorporation set forth on Schedule 3(a). All subsidiaries of Steelton are listed on Schedule 3(a). Each of Steelton and the Steelton Subsidiaries has all requisite corporate power and authority to conduct its business as it is now conducted, to own and operate its properties and assets and to lease properties used in its business. Each of Steelton and Mechanics has all requisite corporate power and authority to enter into this Agreement, the Merger Agreement, and all exhibits attached hereto, as applicable and, subject to obtaining any required regulatory and shareholder approvals, to perform and carry out the provisions of and all of their respective obligations under this Agreement, the Merger Agreement, and all exhibits hereto. Each of Steelton and the Steelton Subsidiaries is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the business, operations, assets or financial condition of Steelton and the Steelton Subsidiaries taken as a whole. Mechanics is federally chartered savings bank and a member in good standing of the Federal Home Loan Bank of Pittsburgh. All customer deposits held by Mechanics are insured by the SAIF administered by the FDIC in accordance with the Federal Deposit Insurance Act. Mechanics has paid all assessments and filed all reports required by the Federal Deposit Insurance Act.

     (b) Capitalization, Investments. As of the date hereof, the authorized capital stock of Steelton consists of 8,000,000 shares of common stock, par value $.10 per share, of which 300,290 shares are duly issued and outstanding, fully paid and non-assessable, plus 116,225 shares are held in treasury as issued but not outstanding, and 2,000,000 shares of preferred stock, no par value, none of which are issued and outstanding. Except as set forth in Schedule 3(b) hereto, there are no authorized, issued or outstanding options, convertible securities, warrants or other rights to purchase or acquire any of Mechanics' or Steelton's capital stock from Mechanics or Steelton, there is no commitment of Mechanics or Steelton to issue the same, and other than by operation of law, there are no outstanding agreements, restrictions, contracts, commitments or demands of any character to which Steelton or Mechanics is a party, which relate to the transfer or restrict the transfer of any shares of Steelton's or Mechanics' capital stock. Except as disclosed in Schedule 3(b), to the knowledge of Steelton, there are no shareholder agreements, understandings or commitments relating to the right of any shareholder to vote or dispose of shares of Steelton or shares of Mechanics. The authorized capital stock of each of the Steelton Subsidiaries ("Steelton Subsidiaries' Capital Stock") consists of the respective number of shares of capital stock, with the respective par value per share, set forth on Schedule 3(b), of which the respective number of outstanding shares set forth on Schedule 3(b) have been duly authorized, validly issued, and are fully paid and non-assessable. Except as set forth on
          Schedule 3(b), all shares of the Steelton Subsidiaries' Capital Stock, which are issued and outstanding, are owned directly or indirectly by Steelton. Except as set forth on Schedule 3(b), there is no authorized, issued or outstanding capital stock of any of the Steelton Subsidiaries, there is no commitment of any of the Steelton Subsidiaries to issue any of the same and, other than by operation of law, there are no outstanding agreements, restrictions, contracts, commitments or demands of any character which relate to the transfer or restrict the transfer of any shares of the Steelton Subsidiaries' Capital Stock. No share of Steelton or of a Steelton Subsidiary has been issued in violation of the preemptive rights of any person.

     (c) Financial Statements and Exchange Act Reports. Steelton has furnished to Sun or made available to Sun audited consolidated statements of financial condition for Steelton and its subsidiaries as of the end of Steelton's last two fiscal years, and audited consolidated statements of (i) operations, (ii) shareholders' equity, and (iii) cash flows for each of the last two fiscal years, including the notes to said audited consolidated financial statements, together with the reports of

          Steelton's independent certified public accountants, pertaining to said audited consolidated financial statements. Steelton has also furnished to Sun or made available to Sun Steelton's (i) Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30, and September 30, 2002, containing unaudited statements of financial condition of Steelton as of such dates and unaudited statements of operations and cash flows of Steelton for the interim periods reflected therein, (ii) any Current Reports on Form 8-K filed by Steelton since December 31, 2000, and (iii) all management letters from Steelton's independent certified public accountants since January 1, 2000. For purposes of this Agreement, the "Steelton Statement" shall mean the audited consolidated statements of financial condition (balance sheet and income statement) and the audited statements of operations, shareholder equity and cash flows for Steelton and the Steelton Subsidiaries as of December 31, 2001 (including the notes thereto) and the Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30, and September 30, 2002, containing unaudited statements of financial condition of Steelton as of such dates and unaudited statements of operations and cash flows of Steelton for the interim periods reflected therein. The above audited and unaudited consolidated statements of financial condition (balance sheet and income statement) present fairly the financial condition of Steelton on a consolidated basis at the dates thereof, in accordance with generally accepted accounting principles consistently applied. The above audited and unaudited consolidated statements of (i) operations,
          (ii) shareholders' equity, and (iii) cash flows present fairly the results of the operations of Steelton on a consolidated basis for the periods indicated, in accordance with generally accepted accounting principles consistently applied. Except as and to the extent reflected or reserved against in the Steelton Statement, or as otherwise disclosed pursuant to this Agreement or in Steelton's 2002 Annual Report to Shareholders or as set forth in Schedule 3(c), neither Steelton nor any of the Steelton Subsidiaries had, at the date thereof, any material liabilities or obligations, or any other liabilities or obligations which in the aggregate would be material, secured or unsecured (whether accrued, absolute, contingent or otherwise), including, without limitation, any tax liabilities, which should be reflected in the Steelton Statement in accordance with generally accepted accounting principles consistently applied. The financial statements, books and records of Steelton and the Steelton Subsidiaries are maintained in accordance with generally accepted accounting principles consistently applied.

     (d) Absence of Certain Developments. Since December 31, 2001, except as disclosed in reports filed by Steelton prior to the date of this Agreement pursuant to the Securities Act of 1933 or the Exchange Act, there has been no material adverse change in the financial condition, business or results of operations of Steelton and the Steelton Subsidiaries taken as a whole. Since such date, each of Steelton and the Steelton Subsidiaries has conducted its business only in the ordinary course and is in compliance in all material respects with all laws which govern the ownership of its property and the conduct of its business.

     (e) Taxes. Mechanics is a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code. Except as set forth on
          Schedule 3(e) hereto, (i) each of Steelton and the Steelton Subsidiaries has filed all tax returns (as described below) that it is required to file and all taxes (as described below) of Steelton or any of the Steelton Subsidiaries to be due from Steelton or any of the Steelton Subsidiaries have been duly paid, other than taxes or charges which are not as yet due, delinquent or have not been finally determined, and no extensions for the time of payment have been requested; (ii) no additional assessments of tax for which adequate provisions in the Steelton Statement have not been made, have been proposed, are pending or, to the knowledge of Steelton, threatened by any governmental authority; and (iii) no waivers of statutes of limitation concerning taxes associated with either Steelton or any of the Steelton Subsidiaries are in effect as of the date hereof. Except as set forth on Schedule 3(e), the accruals and reserves for tax liabilities reflected in the Steelton Statement are adequate for the payment of all of Steelton's and the Steelton Subsidiaries' respective federal, state, county, municipal, local and foreign tax liabilities, including interest and penalties, whether proposed, pending, threatened or disputed, for all periods ended on or prior to December 31, 2001, and for which Steelton or any of the Steelton Subsidiaries may, at said date, have been liable, other than tax liabilities with respect to property acquired after December 31, 2001, through repossession, foreclosure or purchase under similar circumstances or as a result of the transactions contemplated by this Agreement. Except as set forth on Schedule 3(e), Internal Revenue Service audits of Steelton and the Steelton Subsidiaries have been completed (or not commenced) through the year ended December 31, 1997, and all deficiencies, if any, resulting from completed audits have been paid. Copies of all material correspondence and documents relating to federal, state, county, municipal or local income, capital stock, franchise, or other similar taxes in respect of the five most recently completed tax years have been made available to Sun. Except as set forth on Schedule 3(e), neither Steelton nor any of the Steelton Subsidiaries has executed or filed with the Internal Revenue Service any agreement that is currently in effect and extends the period for assessment and collection of any federal tax.

          The Internal Revenue Service has not, to the knowledge of Steelton, commenced, or given notice of its intention to commence, any examination or audit of the federal income tax returns of Steelton or any Steelton Subsidiary for any year subsequent to the year ended December 31, 1997. Except as disclosed on Schedule 3(e), the accruals and reserves reflected in the Steelton Statement as of this date are adequate to cover all taxes, including interest and penalties thereon, if any, payable or accrued as a result of Steelton's operations for all prior periods. For purposes of this Section 3(e), "tax returns" shall mean all federal, state, county, municipal and local tax returns, reports and declarations, including, without limitation, consolidated federal income tax returns of Steelton and the Steelton Subsidiaries, declarations of estimated tax and tax reports required to be filed on or before this date with respect to income, properties or operations, and "taxes" shall mean all federal, state, county, municipal, and local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

     (f) Litigation. Except as set forth on Schedule 3(f) hereto, no material action, suit, claim, counterclaim or other litigation, proceeding or investigation of Steelton, is pending or, to the knowledge of
          Steelton, threatened against Steelton or any of the Steelton Subsidiaries before any court or governmental or administrative agency, domestic or foreign. There are no outstanding orders, writs, injunctions, judgments, decrees, directives, consent agreements or memoranda of understanding involving Steelton or any Steelton subsidiary and any federal regulatory agency, federal, state or local court or governmental authority or arbitration tribunal that could materially and adversely affect the condition, financial or otherwise, of the assets, liabilities, business or operations of Steelton and the Steelton Subsidiaries taken as a whole or that in any manner restrict the right of Steelton and the Steelton Subsidiaries taken as a whole to conduct their business as presently conducted. Neither Steelton nor any of the Steelton Subsidiaries is aware of any fact or condition presently existing that might, to their knowledge, give rise to any litigation, investigation, or proceeding which, if determined adversely to Steelton or any of the Steelton Subsidiaries, would materially and adversely affect the condition, financial or otherwise, of the assets, liabilities, business or operations of Steelton and the Steelton Subsidiaries taken as a whole.

     (g) Brokerage. Except as set forth on Schedule 3(g) hereto, there are no claims for brokerage commissions, finder's fees or similar compensation arising out of or due to any act of Steelton or any of the Steelton Subsidiaries in connection with the transactions contemplated by this Agreement or based on any agreement or arrangement made by or on behalf of Steelton or any of the Steelton Subsidiaries.

     (h) Properties. Except as set forth on Schedule 3(h) hereto, each of Steelton and the Steelton Subsidiaries has good and marketable title, free and clear of any mortgage, pledge, lien, charge or other encumbrance, to all of its real or personal property, loans and other assets reflected in the Steelton Statement or acquired by it subsequent to the date thereof, except for (i) mortgages, pledges, liens, charges or encumbrances on such property or assets described or referred to, or reflected, in the Steelton Statement; (ii) liens for current taxes not yet due; (iii)
          such imperfections of title, encumbrances and easements, if any, as are not individually or in the aggregate substantial or material in character, amount or extent and do not materially detract from the value,  or  interfere  with the  present  or  proposed  use,  of their properties and assets subject thereto; (iv) dispositions of such property or assets in the ordinary course of business; (v) mortgages, pledges, liens, charges or encumbrances, on assets other than real or personal property, incurred in the ordinary course of business subsequent to December 31, 2001; and (vi) liens or encumbrances on property acquired through repossession, foreclosure or purchase under similar circumstances. The structure and other improvements to real estate, furniture, fixtures and equipment reflected in the Steelton Statement or acquired subsequent to the date of such statement are in good operating condition and repair (ordinary wear and tear excepted) and comply in all material respects with all applicable laws, ordinances and regulations, including, without limitation, all building codes, zoning ordinances and other similar laws. Except as set forth on Schedule 3(h), Steelton and each of the Steelton Subsidiaries own or have the right to use all real and personal properties and assets necessary to conduct their respective business as now conducted. Except as set forth on Schedule 3(h), each lease pursuant to which Steelton or any of the Steelton Subsidiaries, as lessee, leases real or personal property is valid and in effect in accordance with its respective terms, and there is not, under any of such leases, on the part of the lessee any material existing default or any event which with notice or lapse of time, or both, would constitute such a default, other than defaults which would not individually or in the aggregate have a Material Adverse Effect on the financial condition, business, or operating results of Steelton and the Steelton Subsidiaries taken as a whole. Except as set forth on
          Schedule 3(h), each of such leases is assumable by Sun or its assigns in connection with the transactions contemplated by this Agreement and without payment of any penalty or special assessment.

     (i) Compliance with Applicable Laws. Except as disclosed on Schedule 3(i) hereto, Steelton and the Steelton Subsidiaries are in compliance in all material respects with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to Steelton and the Steelton Subsidiaries or to any of their properties, and all permits, concessions, grants, franchises, licenses, certificates of authority, and other governmental authorizations and approvals necessary for the conduct of the business of Steelton and the Steelton Subsidiaries as presently conducted (the absence of which could have a Material Adverse Effect on the business, prospects, operations, assets or financial condition of Steelton and the Steelton Subsidiaries taken as a whole) have been duly obtained and are in full force and effect and there are no proceedings pending, or to the knowledge of Steelton and the Steelton Subsidiaries, threatened, which may result in the revocation, cancellation, suspension or material adverse modification of any such permits, concessions, grants, franchises, licenses, and other governmental authorizations and approvals.

     (j) Contracts and Commitments, Etc. Each contract (other than loans to or contracts with customers incurred by Steelton in the ordinary course of business) which involves aggregate payments or receipts in excess of $50,000 per year to which Steelton or any of the Steelton Subsidiaries is a party, or by which Steelton or any of the Steelton Subsidiaries is bound, including without limitation every employment contract, employment benefit plan, agreement, lease, license and other commitment to which Steelton is a party or by which Steelton or its properties may be bound ("Material Contracts"), is identified in
          Schedule 3(j) hereto. Except as disclosed on Schedule 3(j), all such Material Contracts are valid and in full force and effect, and all parties thereto have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect and no event has occurred which, with the lapse of time or notice by a third party or both could result in a default by Steelton or a Steelton Subsidiary under such Material Contract or under any provision of the Articles of Incorporation or Bylaws of Steelton or any of the Steelton Subsidiaries. Schedule 3(j) identifies each such Material Contract that requires the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation of the transactions contemplated herein.

     (k) Insurance. Steelton and the Steelton Subsidiaries have in effect and full force insurance coverage and policies with reputable insurers, which in respect of amounts, types and risks insured is customary with industry practices for the businesses conducted by Steelton and the Steelton Subsidiaries. No notices of cancellation have been received in connection therewith.

     (l) No Guarantees. Except as disclosed in Schedule 3(l) hereto, neither Steelton nor any of the Steelton Subsidiaries is obligated as guarantor, co-signor or surety (or otherwise in a secondary liability capacity) for any obligation of any kind of any other person or entity (other than Steelton or any of the Steelton Subsidiaries).

     (m) Examination Reports. Neither Steelton nor any of the Steelton Subsidiaries is subject to any cease and desist order, written agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions since January 1, 2000, providing for the taking of corrective measures at the request of or as mandated by federal or state governmental authorities charged with the supervision or regulation of savings and loan associations or savings and loan holding companies or engaged in the insurance of savings deposits (collectively "Thrift Regulators" and individually "Thrift Regulator"), nor has it been advised by any Thrift Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions (of the type described above) or similar undertaking.

     (n) Agreement, Authority, Absence of Conflicts. The execution, delivery and performance of this Agreement and the Merger Agreement have been duly and validly authorized by the Boards of Directors of Steelton and Mechanics, as the case may be, and do not and, subject to obtaining all required authorizations and approvals, will not violate any of the
          (i) provisions of, or constitute a default under or give any person or party the right to accelerate payment or performance under any Material Contract; or (ii) the Articles of Incorporation or Bylaws of Steelton or any of the Steelton Subsidiaries. This Agreement and the Merger Agreement have been duly executed and delivered by Steelton and constitute, assuming the due authorization, execution and delivery thereof by Sun or Sun Acquisition, as the case may be, a valid and binding obligation of Steelton and Mechanics, respectively, enforceable in accordance with its terms, except as may be limited by
          (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federal savings institutions or their holding companies, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions, and except that no representation is expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (o) Reporting. Since January 1, 2000, Steelton has timely filed all reports required to be filed by it pursuant to the Securities Act of 1933 and the Exchange Act and the rules and regulations promulgated thereunder, and all such reports are complete and correct in all material respects.

     (p) Full Disclosure. None of the information with respect to Steelton or any of the Steelton Subsidiaries which has been furnished to Sun pursuant to this Agreement or has been or will be included by Steelton in the Proxy Statement, or any application to, or filing with, any regulatory agency made in connection with the transactions contemplated hereby will, at the respective time it is furnished, distributed, mailed or filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made.

     (q)  Employee  Benefit Plans.  Each "employee  benefit plan," as defined in
          Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that now covers any employee of Steelton, its predecessors or affiliates, or any of the Steelton Subsidiaries, complies in all material respects with all applicable requirements of ERISA, the Code and other applicable laws. Neither Steelton nor any of its predecessors or affiliates or any of the Steelton Subsidiaries has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or any breach of fiduciary responsibility under Part 4 of Title I of ERISA, with respect to any such plan, which prohibited transaction is likely to result in any material penalties or taxes under Section 502 of ERISA or Section 4975 of the Code, or any material liability to any participant or beneficiary of such plan. No material liability to the Pension Benefit Guaranty Corporation has been incurred by Steelton with respect to itself or its predecessors or affiliates or any of the Steelton Subsidiaries with respect to any such plan which is subject to Title IV of ERISA, or with respect to any "single employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained. No such plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA) (whether or not waived) as of the last day of the end of the most recent plan year ending prior to the date hereof. The fair market value of the assets of each such plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under each such plan as of the end of the most recent plan year, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for each such plan. As of January 1, 2002, all accrued contributions and other payments to be made under each qualified retirement plan have been set aside therefor. No notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any such plans within the 12-month period ending on the date hereof. Neither Steelton, its predecessors or affiliates nor any of the Steelton Subsidiaries has provided, or is required to provide, security to any such plans pursuant to Section 401(a)(29) of the Code. Steelton, its predecessors and affiliates and each of the Steelton Subsidiaries have contributed to no "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980 except as set forth on Schedule 3(q). Steelton, its predecessors and affiliates and each of the Steelton Subsidiaries have no obligation for retiree health and life benefits under any benefit plan, contract or arrangement except as set forth on
          Schedule 3(q) hereto. Steelton, its predecessors and affiliates and each of the Steelton Subsidiaries have no obligation for any post retirement benefits under any plan, contract or arrangement, except as set forth on Schedule 3(q) hereto. To the knowledge of Steelton, all actuarial valuations and other documents and information concerning benefit plans delivered or made available in connection with this Agreement are true and correct as of the date(s) shown thereon, and all actuarial methods and assumptions are appropriate for such plans, and are consistent with the methods and assumptions permitted by the Code and ERISA. Except as set forth on Schedule 3(q), all such plans are funded to such level as would permit termination without further funding such that, upon termination, the assets of each such plan would then be sufficient to pay all vested accrued benefits thereunder, and there would be no employer liability under Title IV of ERISA. Since 1990, there has been no audit of any benefit plan of Steelton or of any Steelton Subsidiary by the Department of Labor, the IRS or the Pension Benefit Guarantee Corporation.

     (r) Labor Matters. Neither Steelton nor any Steelton Subsidiary is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Steelton or any Steelton Subsidiary the subject of a proceeding asserting that Steelton or any Steelton Subsidiary has committed an unfair labor practice or seeking to compel Steelton or such Steelton Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving Steelton or any Steelton Subsidiary pending, or, to the knowledge of Steelton, threatened, that might have a Material Adverse Effect on the condition, financial or otherwise, of the assets, liabilities, business or operations of Steelton and the Steelton Subsidiaries taken as a whole. Neither Steelton nor any Steelton Subsidiary is subject to or a party in any complaint or action before any local human relations commission, the Pennsylvania Human Relations Commission, the Equal Employment Opportunity Commission or the Department of Labor.

          Except as provided on Schedule 3(r), Steelton has no pension, retirement, stock purchase, stock bonus, savings or profit sharing plan, any deferred compensation, consultant, bonus, life insurance, death or survivor benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plan or any other incentive welfare, or employee benefit plan or arrangement. With respect to those plans and arrangements listed on Schedule 3(r), Steelton has provided to Sun an accurate and complete copy of the most recent plan documents, the most recent annual report filed with the United States Department of Labor and the Internal Revenue Service, the most recent financial and actuarial reports, and the most recently issued Internal Revenue Service Rulings or determination letters.

     (s) Environmental Matters. For purposes of this paragraph (s), the following terms shall have the indicated meaning:

          "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.6901, et seq.; the Clean Air Act, as amended, 42 U.S.C.ss.7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss.1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C.ss.9601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C.ss.11001, et seq.; the Safe Drinking Water Act, 42 U.S.C.ss.300f, et seq.; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligation for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

          "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated under any Environmental Law, whether by type or by quantity, including any matter containing any such substance as a component. Hazardous Substances include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive matter, and polychlorinated biphenyls.

          "Steelton Loan Portfolio Properties and Other Properties Owned" means those properties serving as collateral for loans in Steelton's loan portfolio, or properties currently owned or operated by Steelton or any Steelton Subsidiary (including, without limitation, in a fiduciary capacity).

          Except as set forth on Schedule 3(s) hereto:

          (1) Neither Steelton nor any Steelton Subsidiary is, to the knowledge of Steelton or Mechanics, in violation of or liable under any Environmental Law;

          (2)  None  of  the  Steelton  Loan  Portfolio   Properties  and  Other
               Properties Owned, to the knowledge of Steelton or Mechanics, are in violation of or liable under any Environmental Law;

          (3)  None  of  the  Steelton  Loan  Portfolio   Properties  and  Other
               Properties Owned have, to the knowledge of Steelton or Mechanics, Hazardous Substances on or in them; and

          (4) There are no actions, suits, demands, notices, claims, investigations or proceedings pending or, to the knowledge of Steelton, threatened relating to the liability of Steelton or any
               Steelton   Subsidiary  in  connection   with
               any property that previously served as collateral for a loan or was previously owned or leased or that relates to the Steelton Loan Portfolio Properties and Other Properties Owned under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law.

     (t) Proceedings. As of the date of this Agreement, there is no pending or, to the knowledge of Steelton or Mechanics, threatened, legal or governmental proceeding against Steelton or any Steelton Subsidiary, and Steelton and Mechanics are not aware of any fact or circumstance which would adversely affect Steelton's or Mechanics' ability to obtain any of the required regulatory approvals or satisfy any of the other conditions required to be satisfied in order to consummate the transactions contemplated by this Agreement.

     (u) Undisclosed Liabilities. Except as set forth on Schedule 3(u), since December 31, 2001, neither Steelton nor any Steelton Subsidiary has incurred any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities or obligations incurred in the ordinary course of business or which would not have a Material Adverse Effect on the financial condition, business, prospects or operating results of Steelton and the Steelton Subsidiaries taken as a whole.

     (v) Financial Institutions Bond. Since January 1, 2000, Steelton and the Steelton Subsidiaries have continuously maintained in full force and effect a financial institutions bond insuring against acts of dishonesty by each of its employees. Except as disclosed on Schedule 3(v) hereto, no claim has been made under any such bond since January 1, 2000, and Steelton and Mechanics is unaware of any fact or condition presently existing which might form the basis of a claim under any such bond. Mechanics has no reason to believe that its present financial institutions bond will not be renewed by its carrier on substantially the same basis and terms (other than an immaterial premium rate increase) as those now in effect.

     (w) Repurchase Agreements. With respect to any agreement pursuant to which Steelton or any Steelton Subsidiary has purchased securities subject to an agreement to resell, Steelton or the Steelton Subsidiary has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. Except as disclosed on Schedule 3(w) which identifies location and type of securities, Steelton maintains physical possession of purchased securities that are subject to an agreement to resell.

     (x) Assumability of Leases and Contracts. Except as disclosed on Schedule 3(x) hereto, all Material Contracts are assumable and assignable and do not contain any term or provision that would accelerate or increase payments that would otherwise be due by Steelton or the Steelton Subsidiary to such person or entity or change or modify the provisions or terms of such contract by reason of this Agreement or the transactions contemplated hereby.

     (y) Loans. Except as disclosed on Schedule 3(y) hereto, the loans reflected as assets on the Steelton Statement, or acquired since that date, are, in all material respects, the legal, valid and binding obligations of the respective obligors named therein, enforceable in accordance with their terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All such loans, and the collateral and other security therefor, and the documentation for and administration of the same, satisfy in all material respects the rules, regulations or directives of the OTS, FDIC, or other applicable governmental authorities and are in accordance with their terms in all material respects.

     (z) Loan Portfolio. Except as disclosed on Schedule 3(z) hereto, all evidences of indebtedness reflected as assets of Steelton or any Steelton Subsidiary in the Steelton Statement are in all material respects binding obligations of the respective primary obligors associated therewith, and no material amount thereof is subject to any defenses known to Steelton or any Steelton Subsidiary which may be asserted against Steelton or any Steelton Subsidiary. Except as set forth in Schedule 3(z), Steelton has made available or delivered to Sun a true and correct list and brief description of all real property (other than personal residences) in which Steelton or any Steelton Subsidiary has an interest as creditor or mortgagee securing an amount or amounts greater than $50,000 to one borrower, or a series of related borrowers. Except as set forth in Schedule 3(z), (i) there are no outstanding real property loans (other than personal residences) held by Steelton with an unpaid balance of $10,000 or more on which a default has occurred and (ii) Mechanics has no loans reflected as assets in such financial statements which have principal balances in excess of $10,000 except for fully-secured mortgage loans. For purposes hereof, "default" shall include but not be limited to a failure of an obligor to make payments with respect to any loans for 60 days or more past the due date for such payment.

     (aa) Trademarks, Trade Names. Steelton owns, or has the right to use, all trademarks, servicemarks, trade names and copyrights used in or necessary for the ordinary conduct of its existing business as heretofore conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth in Schedule 3(aa), no claims are pending for the use of any trademarks, servicemarks, trade names or copyrights or challenging or questioning the validity or effectiveness of any license or agreement relating to the same nor is there any valid basis for any such claim, challenge or question, and, to the knowledge of Steelton, the use of such trademarks, servicemarks, trade names and copyrights by Steelton or any Steelton Subsidiary does not infringe on the rights of any person.

     (bb) Accuracy of Representations. Until Closing, Steelton will promptly notify Sun if any of the representations contained in this Section 3 ceases to be true and correct in all material respects subsequent to the date hereof.

     (cc) Absence of Questionable Payments. From and after December 31, 2001, Steelton has not, nor, to the knowledge of Steelton, has any director, officer, agent, employee, consultant or other person associated with, or acting on behalf of, Steelton, (i) used any Steelton or Steelton Subsidiary corporate funds for unlawful contributions, gifts, entertainment or unlawful expenses relating to political activity; or
          (ii) made any direct or indirect unlawful payments to governmental officials from any Steelton corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from Steelton or any Steelton Subsidiary.

     (dd) Powers of Attorney, Guarantees. Except as set forth on Schedule 3(dd), neither Steelton nor any Steelton Subsidiary has any power of attorney outstanding, or any obligation or liability, either actual, accruing or contingent, as guarantor, surety, cosigner, endorser, comaker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except for letters of credit issued in the ordinary course of business which are listed on Schedule 3(dd).

     (ee) CRA Compliance. Mechanics has a satisfactory Community Reinvestment Act rating.

     (ff) Derivatives. Except as set forth in Schedule 3(ff), neither Steelton nor any Steelton Subsidiary owns or holds any derivatives, "caps" or "floors" in their investment portfolio in an amount of $100,000 in the aggregate.

     (gg) Loan Loss Reserves. The loan loss reserve of Mechanics reflected in the Steelton Statements is and the loan loss reserve shown on the consolidated financial statements of Steelton and the Steelton Subsidiaries for periods after the date of this Agreement will be, in the reasonable good faith judgment of management of Steelton, adequate in accordance with generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the FDIC and the OTS.

4. ACCESS TO AND INFORMATION CONCERNING PROPERTIES, RECORDS, ETC. Steelton and Mechanics shall, to the extent permitted by law, give to Sun, its counsel, accountants, financial advisors and other representatives full access, at reasonable times and upon reasonable notice (so as not to interfere unreasonably with the ordinary course and conduct of business of Steelton or any of the Steelton Subsidiaries), throughout the period prior to the Closing, access to all of their respective properties, books, contracts, commitments and records, including, but not limited to, minute books, Charters, Articles of Incorporation and Bylaws, and shall furnish to Sun during such period all such information concerning Steelton and the Steelton Subsidiaries and their respective affairs as Sun may reasonably request. Without limiting the effect of the foregoing, such access shall in no event be more limited than that granted by a public company to its independent accountants in the course of their conduct of an audit of its financial statements (to the extent such access is permitted by applicable law, regulation or order). In addition, Steelton and the Steelton Subsidiaries shall make their respective officers available at reasonable times and upon reasonable notice to discuss with Sun's designated representatives the substance of all documents, financial statements and other information provided by Steelton and the Steelton Subsidiaries, and other matters as Sun shall reasonably deem pertinent to the transactions contemplated under this Agreement. All information disclosed by any party hereto or any subsidiary thereof to another party pursuant to this Section 4 shall be subject to Section 13 hereof (regarding confidential treatment of confidential or non-public information).

 5. AFFIRMATIVE COVENANTS OF SUN AND SUN ACQUISITION.

     (a) Sun covenants and agrees that, throughout the period commencing on the date hereof and ending on the date of Closing, Sun will for its own part:

          (i) Conduct of Business. Conduct its business in a manner that will not adversely affect Sun's ability to obtain all necessary regulatory approvals for the transactions contemplated hereby or Sun's ability to perform its obligations under this Agreement;

          (ii) Laws, Rules, Etc. Comply with and perform all material obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities, except in respects not materially adverse to the business, operations, assets or financial condition of Sun or which would not materially impair the ability of Sun to consummate the transactions contemplated hereby;

          (iii)Best Efforts. Use its best efforts to assure, to the extent reasonably within its control, as soon as it is reasonably practicable, the satisfaction of the conditions to the effectiveness of the transactions contemplated hereunder and the transactions contemplated by this Agreement;

          (iv) Notices. Notify Steelton of (i) any fact or circumstance of which the executive officers of Sun have knowledge which would, absent disclosure by Sun to Steelton and Steelton's subsequent consent to such fact or circumstance, not permit Sun to satisfy the conditions set forth in Section 10(a)(i) of this Agreement, and
               (ii) any material breach of any of its covenants and agreements contained herein; and

          (v)  Regulatory  Applications.  Use  its  best  efforts  to  file  all requisite regulatory applications with respect to the transactions contemplated by this Agreement as soon as possible, and to thereafter use its best efforts to file any necessary amendments promptly. Copies of such applications and all correspondence to and from the regulatory authorities shall be promptly provided to Steelton and its counsel.

          (vi) Tax Treatment. Take no action that, in the reasonable good faith judgment of management of Sun, would preclude or impair the satisfaction of the conditions set forth in Section 9(e) of this Agreement.

     (b) Sun Acquisition covenants and agrees that, throughout the period commencing on the date hereof and ending on the date of Closing, Sun Acquisition will, for its own part prior to the Effective Date of the Merger, engage only in the transactions contemplated by this Agreement and the Merger Agreement, and will have no material liabilities and will have incurred no material obligations except in connection with the performance of the transactions provided in this Agreement and in the Merger Agreement.

6. AFFIRMATIVE COVENANTS OF STEELTON AND MECHANICS. Steelton and Mechanics covenant and agree that, throughout the period commencing on the date hereof and ending on the date of Closing, except for specific proposed actions or inaction as shall otherwise be consented to in writing by Sun, Steelton will for its own part, and it will cause the Steelton Subsidiaries to:

     (a) Conduct of Business. Conduct their businesses, including extensions of credit and mortgage banking operations, only in the ordinary course consistent with past practices and written policies, and there will be no Material Adverse Effect (as defined in Section 19 hereof) in the business, operations, assets or financial condition of Steelton and the Steelton Subsidiaries taken as a whole between the date hereof and the date of Closing;

     (b) Preservation of Business. Use their best efforts to maintain and preserve their businesses and business organizations intact, including, but not limited to, maintaining goodwill and relationships with customers and others having business dealings with Steelton and the Steelton Subsidiaries, preserving and collecting all material claims and causes of action belonging to Steelton and the Steelton Subsidiaries, and maintaining their books of account and other records;

     (c) Properties. Maintain and keep their properties, both real property and tangible personal property, in as good repair and condition in all material respects as they presently exist, except for depreciation due to ordinary wear and tear and damage due to unavoidable casualty;

     (d) Insurance. Maintain in full force and effect all insurances customary with industry practices for the businesses conducted by Steelton and the Steelton Subsidiaries;

     (e) Contracts, Etc. Perform all its material obligations under agreements, contracts, leases, documents and instruments relating to or affecting their assets, properties and businesses;

     (f)  Financial Statements. Furnish to Sun:

          (i) As soon as practicable and in any event within forty-five (45) days after the end of each of the first three quarters in each fiscal year, consolidated statements of operations of Steelton and the Steelton Subsidiaries for such period and for the period beginning at the commencement of the fiscal year and ending at the end of such quarterly period, and a consolidated balance sheet of Steelton and the Steelton Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods ending in the preceding fiscal year, subject to changes resulting from year-end adjustments;

          (ii) Within ninety days of the end of the period being audited, copies of all audit reports submitted to Steelton by independent auditors in connection with each annual, interim or special audit of the books of Steelton and the Steelton Subsidiaries made by such accountants;

          (iii)As soon as practicable, copies of all such financial statements and reports as it shall send to its shareholders and of such regular and periodic reports as Steelton or the Steelton
               Subsidiaries may file with the SEC, the OTS, or any other regulatory authority;

          (iv) Promptly upon any executive officer of Steelton obtaining knowledge of any condition or event which would constitute a material violation of the terms and conditions of this Agreement or the Merger Agreement or which would constitute a material default under any material indenture, mortgage, agreement or other instrument securing or relating to any indebtedness of Steelton or the Steelton Subsidiaries for borrowed money, a certificate of the President of Steelton, specifying the nature of such material violation or default and what action Steelton has taken or is taking or proposes to take with respect thereto;

          (v) Promptly upon becoming aware that any person has given notice to Steelton or any Steelton Subsidiary or taken any other action with respect to a claimed violation or default of the type referred to in subsection (iv) of this Subsection (f), a written notice describing the notice given or action taken by such person, the nature of such violation or default and what action Steelton has taken or is taking or proposes to take with respect thereto; and

          (vi) With reasonable promptness, such additional financial data as Sun may reasonably request.

     (g) Laws, Rules, Etc. Comply with and perform all material obligations and duties imposed upon it by all federal, state, county, local and municipal laws and all rules, regulations, directives, decrees, orders, and ordinances imposed by federal, state, county, local or municipal governmental authorities, including, but not by way of limitation of the above, compliance with examination reports, regulations and rulings of the OTS;

     (h) Corporate Existence. Maintain its existence, in the case of Steelton, as a corporation validly existing in good standing under the laws of the Commonwealth of Pennsylvania, and in the case of the Steelton Subsidiaries, as an entity of the respective type set forth on
          Schedule 3(a) in good standing under the laws of the respective jurisdictions set forth on Schedule 3(a);

     (i) Notices. Notify Sun of (i) any fact or circumstance of which the executive officers of Steelton have knowledge which would, absent disclosure by Steelton to Sun and Sun's subsequent consent to such fact or circumstance, not permit Steelton to satisfy the conditions set forth in Section 9(a)(i) of this Agreement, (ii) any material breach of any of its covenants and agreements contained herein, and
          (iii) any Material Adverse Effect (as defined in Section 19 hereof) in its financial condition, business, operations, assets, prospects or operating results on a consolidated basis;

     (j) Best Efforts. Use its best efforts to assure, to the extent reasonably within its control, as soon as it is reasonably practicable, the satisfaction of the conditions to the effectiveness of the transactions contemplated by this Agreement. Steelton and the Steelton Subsidiaries shall cooperate with Sun and shall use their best efforts to do or cause to be done all things necessary or appropriate on their part in order to fulfill the conditions precedent set forth in this Agreement and to consummate this Agreement and the Merger Agreement. In particular, without limiting the generality of the foregoing, Steelton and the Steelton Subsidiaries shall:

          (i)  cooperate   with  Sun  in  the   preparation   of  all   required
               applications   for  regulatory   approval  of  the   transactions
               contemplated by this Agreement;

          (ii) in the case of Steelton, call a special or annual meeting of its shareholders and take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval and adoption of this Agreement and the Merger Agreement by its shareholders at that meeting;

          (iii)cooperate with Sun in making the employees of Steelton and the Steelton Subsidiaries reasonably available for training by Sun prior to the Effective Date, to the extent such training is deemed reasonably necessary by Sun; and

          (iv) make additions to loan loss reserves and make loan writeoffs, writedowns and other adjustments that reasonably should be made by Mechanics in light of generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the FDIC and the OTS from the date of this Agreement until the Effective Date;

          (v) use its best efforts to assure that persons who currently hold outstanding stock options of Steelton agree to surrender same in accordance with the terms of this Agreement.

     (k) Amend Corporate Documents. Amend or modify the Articles of Incorporation or Bylaws or any other documents of Steelton or the Steelton Subsidiaries in a manner reasonably requested by Sun if necessary to effectuate the transactions contemplated hereby;

     (l) Terminate Stock Plans. Terminate all plans involving the issuance of Steelton Common Stock as of the date hereof (other than the issuance of Common Stock pursuant to the grants of options issued, as of the date hereof, pursuant to Mechanic Savings Bank's 2000 Stock Option Plan or vesting of awards under the Restricted Stock Plan and allocations under the ESOP Plan) and amend or terminate the outstanding Steelton stock plans by the Effective Date. On, or prior to the Effective Date, Mechanics Bank shall take such actions as are necessary to provide for the vesting of all outstanding awards under the Restricted Stock Plan (as disclosed as Schedule 7(b)) and the distribution of the Common Stock related to such awards and of any accrued cash attributable to cash dividends previously paid on the Common Stock represented by such awards and held in arrears, including any necessary withholding of Common Stock related to such awards valued at $22.04 per share in order to satisfy any federal, state or local income and employment tax obligations of the recipient of such awards and any related tax reporting of such vesting, distribution or withholding activities;

     (m) Steelton Benefit Plans. All Steelton employee benefit plans, except the Supplemental Director Retirement Plan, shall be terminated prior to or as of the Effective Date. The ESOP shall be terminated as of the Effective Date in accordance with its terms in effect as of the date of this Agreement. The 401K Plan shall be terminated as of the Effective Date in accordance with its terms; all participants shall be 100% vested as of the Effective Date. The Mechanics Defined Benefit Plan shall be terminated as of the Effective Date;

     (n) Good Faith Cooperative Effort to Revise Structure. Steelton and Mechanics hereby agree to cooperate with Sun to approve any revision to this Agreement, or to the attached Exhibits, involving a structural change to the Merger and the transactions contemplated thereunder provided that such cooperation and approval does not impact upon the amount of consideration to be received by the shareholders of Steelton or other payments to other parties under this Agreement; and

     (o) Change in Control. All change in control payments shall be paid out by Steelton or Mechanics to the individuals and in the amounts as set forth in Schedule 6(o).

7. NEGATIVE COVENANTS OF STEELTON AND MECHANICS. Steelton and Mechanics covenant and agree that, throughout the period commencing on the date hereof and ending on the date of Closing, except for proposed specific actions as shall otherwise be consented to in writing by Sun, they will not for their own part, nor will they cause or permit any of the Steelton Subsidiaries or affiliates to:

     (a)  Amend its Charter, Articles of Incorporation or Bylaws;

     (b) Except as set forth in Schedule 7(b), issue, sell or otherwise dispose of (or authorize or agree to issue, sell or dispose of) any shares of its capital stock or any securities or documents convertible into or representing a right or option to purchase any such shares, or enter into any other agreements to issue or sell any shares of capital stock or change the presently outstanding shares of capital stock into a greater or lesser number of shares either by way of a recapitalization, reclassification, reorganization, consolidation of shares or the like, or by a stock split, stock dividend, or by way of a merger or consolidation;

     (c) Purchase, redeem, retire or otherwise acquire, or hypothecate, pledge or otherwise encumber, any shares of capital stock;

     (d) Merge into, consolidate with, or be purchased or acquired by, any other corporation, entity or person (or agree to any such merger, consolidation, affiliation, purchase or acquisition), or permit (or agree to permit) any other corporation, entity or person to be merged, consolidated or affiliated with it or be purchased or acquired by it, or, except to realize upon collateral and except for purchases or sales of loans in the ordinary course of its business, acquire (or agree to acquire) all or substantially all of the assets of any other corporation, entity or person or sell or dispose (or agree to sell or dispose) all or any substantial part of its assets, in each case;

     (e) Make, declare or pay any dividend, other than its regular semiannual cash dividend in an amount not to exceed $.09 per share on the Steelton Common Stock consistent with its prior declaration and payment dates, or declare or make any distribution on any shares of its capital stock;

     (f) Enter into any employment contracts, deferred compensation arrangements, or other agreements or arrangements affecting compensation or benefits including change of control agreements or severance agreements, or pay any bonus to, or increase the rate of compensation of any director, officer, employee or consultant of Steelton or any Steelton Subsidiary, other than bonuses and increases in the rate of compensation of employees of Steelton or any Steelton Subsidiary in the ordinary course of business consistent with past practice or as set forth in Schedule 7(f);

     (g) Enter into or modify (except as may be required by applicable law or to effect the transactions contemplated by this Agreement) any pension, retirement, stock option, stock purchase, severance, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any current or former directors, officers or other employees;

     (h) Except for indebtedness and contingent liabilities incurred in the ordinary course of business (e.g., deposit liabilities, Federal Home Loan Bank advances by Mechanics, and non-material reverse repurchase agreements), incur any indebtedness or liability for borrowed money evidenced by notes, bonds, debentures or other similar obligations;

     (i) Solicit or encourage inquiries or proposals with respect to, or furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a material portion of its assets (whether owned by it directly or owned by any Steelton Subsidiary), or of a substantial equity interest in it or any business combination with it or any Steelton Subsidiary, provided however, that it may respond to an unsolicited, bona fide, written offer, if the Steelton Board of Directors determines in good faith, after consultation with outside legal counsel that the failure to do so would constitute a breach of the Steelton Board of Directors' fiduciary duty under Pennsylvania law, and Steelton shall notify Sun immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, Steelton or any Steelton Subsidiary; and Steelton and the Steelton Subsidiaries shall not permit any officer, director, agent, advisor, or affiliate to do any of the above and shall instruct its and each Steelton Subsidiary's officers, directors, agents, advisors and affiliates to comply with the above except to the extent that the Steelton Board of Directors, after consultation with outside legal counsel, determines that the failure to do so would constitute a breach of the Steelton Board of Directors fiduciary duty under Pennsylvania law;

     (j) Except in the ordinary course of business, enter into or assume any material contract, incur any material liability or obligation, make any material commitment, acquire or dispose of any property or asset or engage in a transaction or subject any of Steelton's or Steelton Subsidiaries' properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever;

     (k) Take or permit to be taken any action which would constitute a breach of any representation, warranty or covenant set forth in this Agreement;

     (l) Enter into any related party transaction except such related party transactions relating to extensions of credit made in accordance with applicable laws, regulations and rules and in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arm's length transactions with other persons that do not involve more than the normal risk of collectibility or present other unfavorable features;

     (m) Sell or otherwise dispose of any capital stock of any Steelton Subsidiary;

     (n) Change any method, practice or principle of accounting except as may be required by generally accepted accounting principles or any applicable regulator;

     (o) Waive, release, grant or transfer any rights of value or modify or change in any material respect any existing agreement to which Steelton or any Steelton Subsidiary is a party, other than the ordinary course of business, consistent with past practice;

     (p) Other than residential mortgages, make any loan or other credit facility commitment in excess of $75,000 to any affiliate in the ordinary course of business or compromise, expend, renew or modify any such commitment outstanding;

     (q) Except consistent with past practice, enter into, renew, extend or modify any other transaction with any affiliate;

     (r) Enter into any swap or similar commitment, agreement or arrangement which is not consistent with past practice and which increases the credit or interest rate risk over the levels existing at June 30, 2002;

     (s) Enter into any derivative, cap or floor or similar commitment, agreement or arrangement, except in the ordinary course of business and consistent with past practices;

     (t) Knowingly take any action that would, under any statute, regulation or administrative practice of the Federal Reserve, the FDIC, the Department of Banking, the SEC, or the OTS, materially or adversely affect the ability of either party to obtain any required approvals for consummation of the transaction;

     (u) Sell, transfer, lease or encumber any servicing rights or other assets except for mortgage loans and related servicing rights in the ordinary course of business, which ordinary course of business shall not include, however, the present servicing portfolio on closed loans maintained by Steelton and the Steelton Subsidiaries, or purchase any assets except for mortgage loans and servicing rights related thereto from third party mortgage loan originators with respect to which Mechanics is a party to an existing contract;

     (v) Materially alter or vary its methods or policies of (i) underwriting, pricing, originating, warehousing, selling and servicing, or buying or selling rights to service mortgage loans, (ii) hedging (which term includes both buying futures and forward commitments from financial institutions) its mortgage loan positions or commitments, and (iii) obtaining financing and credit;

     (w) Incur any debt other than debt incurred to fund or purchase mortgage loans from Steelton or a Steelton Subsidiary;

     (x) Directly or indirectly agree to take any of the foregoing actions specified in subsections (a) through (w) above.

8. CONDITIONS TO THE OBLIGATIONS OF SUN, SUN ACQUISITION, STEELTON, AND MECHANICS. The Closing shall be expressly conditioned upon the following:

     (a) Approval of Shareholders. Approval and adoption of this Agreement and the transactions and agreements contemplated hereby by a vote of the shareholders of Steelton, as required by applicable law and by Steelton's Articles of Incorporation, shall have been obtained and certified;

     (b) Approval of Regulatory Agencies. All required consents and approvals of all regulatory agencies and other authorities having jurisdiction over the transactions contemplated by this Agreement, the Merger Agreement, the Steelton Plan of Liquidation and the Mechanics Merger, including without limitation the SEC, OTS, Department of Banking, FDIC and Federal Reserve, shall have been granted and obtained, without the imposition of any non-standard term or condition which would materially impair the value of Steelton and the Steelton Subsidiaries to Sun or otherwise impact Sun in a materially adverse way and all applicable notice and waiting periods shall have expired or passed;

     (c) Dissenters' Rights. Holders of no more than ten percent (10%) of outstanding shares of Steelton shall have exercised their statutory appraisal or dissenters' rights;

     (d) Antitrust Laws. The pre-merger notification provisions of Section 7A of the Clayton Act shall have been complied with by the Parties hereto, and all other statutory or regulatory requirements with respect to the Clayton Act shall have been satisfied;

     (e) Suits, Actions. No Party hereto shall be subject to any action, suit, proceeding, order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement;

     (f) Statutes, Orders. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits or makes illegal the consummation of the transactions contemplated by this Agreement; and

     (g) Other Requirements. All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

     (h)  Payment  of  Retention  Bonuses.  Retention  bonuses  as set  forth in
          Schedule 8(h) shall have been paid out by Mechanics on or prior to the Effective Date in an amount not to exceed $12,600 in the aggregate.

     (i) Vacation. Individuals set forth in Schedule 8(i) shall have been paid by Mechanics for all unused vacation leaves as of the Effective Date in an amount not to exceed $16,500 in the aggregate.

9. CONDITIONS TO THE OBLIGATIONS OF SUN AND SUN ACQUISITION. Consummation by Sun and Sun Acquisition of the transactions contemplated hereby is subject to the following conditions precedent, any of which, however, may be waived, to the extent permitted by applicable law or regulation, by the consent in writing of Sun and Sun Acquisition.

     (a)  Representations, Warranties and Covenants.

          (i) The representations and warranties of Steelton (both on its own behalf and on behalf of the Steelton Subsidiaries) contained herein (A) shall have been true and correct in all material respects on the date hereof, and (B) other than as disclosed by Steelton to, and approved by, Sun in writing prior to or at the Closing, shall be true and correct in all material respects as of the Closing, except as otherwise provided or permitted by this Agreement and except as to any representation or warranty which specifically relates to an earlier date.

          (ii) Steelton and the Steelton Subsidiaries shall have duly performed or complied in all material respects with all covenants, not otherwise waived by Sun and Sun Acquisition in writing, required by this Agreement to be performed by Steelton and the Steelton Subsidiaries prior to or at the Closing.

          (iii)Sun shall have received a certificate of Steelton dated as of the Closing, signed by the President and the Chief Financial Officer of Steelton, certifying in such detail as Sun may reasonably request the fulfillment of the conditions set forth in Sections 9(a)(i) and (ii) above.

     (b) Opinion of Special Counsel. Sun shall have received an opinion or opinions dated as of the Effective Date from Malizia, Spidi & Fisch, or other counsel reasonably satisfactory to Sun substantially in the form attached hereto as Exhibit 4.

     (c) Suit, Action, Etc. No suit, action or other proceeding shall be pending or directly threatened by any federal, state or other governmental agency, commission or authority having jurisdiction or authority over Steelton, any Steelton Subsidiary, Sun or Sun Acquisition or by any other person, in which it is sought to restrain or prohibit consummation of the transactions contemplated by this Agreement and which in the reasonable and good faith judgment of the management of Sun, based upon the written advice of its counsel, is meritorious and adversely affects the prospects of such consummation.

     (d) Financial Statements. Sun shall have received audited consolidated statements of financial condition (balance sheet, statement of income, statements of operations, shareholders equity and cash flow and related notes) for Steelton and its subsidiaries as of December 31, 2002.

     (e) Tax Ruling or Opinion. Sun shall have received at the Closing, a ruling from the Internal Revenue Service or an opinion of its independent public accountant, that the transactions contemplated by this Agreement, the Merger Agreement, the Steelton Plan of Liquidation and the Mechanics Merger will not be taxable transactions to Sun, will qualify for treatment under Section 338 of the Internal Revenue Code of 1986, as amended, and will not have adverse tax consequences or result in adverse tax attributes to the Parties. Such ruling or opinion shall be in a form and of content reasonably satisfactory to Sun.

     (f) Closing Documents. Steelton and Mechanics shall have delivered to Sun and Sun Acquisition such other certificates and documents as Sun and Sun Acquisition and their counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as "Steelton Closing Documents").

     (g) Outstanding Stock Options. All unexercised stock options, derivatives or other instruments of Steelton that are issuable by Steelton or issued and outstanding of Steelton shall have been retired, redeemed, surrendered, exercised or otherwise satisfied or settled prior to the Effective Date.

     (h) Effectiveness of Transactions. All transactions contemplated by and provided for in this Agreement, the Merger Agreement, the Steelton Plan of Liquidation, and the Mechanics Merger Agreement shall be imminent and there shall be no impediment existing that would materially impair the Parties' ability to effectuate same.

10. CONDITIONS TO THE OBLIGATIONS OF STEELTON AND MECHANICS. Consummation by Steelton and Mechanics of the transactions contemplated hereby is subject to the following conditions precedent, any of which, however, may be waived, to the extent permitted by applicable law or regulation, by the consent in writing of Steelton and Mechanics.

     (a)  Representations and Warranties.

          (i) The representations and warranties of Sun and Sun Acquisition contained herein (A) shall have been true and correct in all material respects on the date hereof, and (B) other than as disclosed by Sun to, and approved by, Steelton and Mechanics in writing prior to or at the Closing, shall be true and correct in all material respects as of the Closing, except as otherwise permitted by this Agreement and except as to any representation or warranty which specifically relates to an earlier date.

          (ii) Sun and Sun Acquisition shall have duly performed or complied in all material respects with all covenants, not otherwise waived by Steelton and Mechanics in writing, required by this Agreement to be performed by Sun and Sun Acquisition prior to or at the Closing.

          (iii)Steelton shall have received a certificate of Sun dated as of the Closing, signed by the President and the Chief Financial Officer of Sun, certifying in such detail as Steelton may reasonably request the fulfillment of the conditions set forth in Sections 10(a)(i) and (ii) above.

     (b) Opinion of Special Counsel. Steelton shall have received an opinion or opinions dated as of the Effective Date from Shumaker Williams, P.C., or other counsel reasonably satisfactory to Steelton substantially in the form attached hereto as Exhibit 5.

     (c) Suit, Action, Etc. No suit, action or other proceeding shall be pending or directly threatened by any federal, state or other governmental agency, commission or authority having jurisdiction or authority over Steelton, any Steelton Subsidiary, Sun or Sun Acquisition, or by any other person, in which it is sought to restrain or prohibit consummation of the transactions contemplated by this Agreement.

     (d) Deposit into Payment Fund. On or prior to the Effective Date, Sun Acquisition shall have deposited cash into the Payment Fund in an amount sufficient to enable Sun and Sun Acquisition to satisfy their obligations to pay the Aggregate Merger Consideration under this Agreement.

     (e) Steelton Fairness Opinion. Steelton shall have obtained from its independent financial advisors an opinion dated within five business days of the date that the Steelton Board of Directors approved this Agreement stating that the Merger Consideration to be received by the holders of Steelton Common Stock is fair from a financial point of view and an update of such opinion within five business days of the date of mailing of the Proxy Statement for the Steelton Shareholders' Meeting.

11. TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Effective Date, whether before or after its approval and adoption by the shareholders of Steelton, only if one or more of the following events shall occur:

     (a) By any Party to this Agreement, if the Closing shall not have occurred on or before June 30, 2003, unless the failure to so consummate by such time is due to the breach of this Agreement by the Party seeking to terminate, or such later date as shall have been agreed to by the Parties hereto (the "Termination Date").

     (b)  At any time by the mutual written agreement of the Parties hereto.

     (c) By Sun, immediately upon the expiration of thirty (30) days from the date that Sun or Sun Acquisition has given notice to Steelton of
          Steelton's or Mechanics' material misrepresentation or breach of any warranty or representation or breach in any material respect, individually or collectively, of any covenant or agreement herein; provided, however, that no such termination shall take effect unless it is reasonably evident that Steelton or Mechanics cannot or will not fully and completely correct the grounds for termination as specified in the aforementioned notice on or before the date of Closing.

     (d) By Steelton, immediately upon the expiration of thirty (30) days from the date that Steelton or Mechanics has given notice to Sun of Sun's or Sun Acquisition's material misrepresentation or breach of any warranty or representation or breach in any material respect, individually or collectively, of any covenant or agreement herein; provided, however, that no such termination shall take effect unless it is reasonably evident that Sun or Sun Acquisition cannot or will not fully and completely correct the grounds for termination as specified in the aforementioned notice on or before the date of Closing.

     (e) By any Party, by giving written notice to Steelton in the event that, prior to the Effective Date, Steelton permits or agrees to permit, any of the following: (i) a merger of Steelton or Mechanics with any other corporation, financial institution, entity or Person; (ii) a consolidation of Steelton or Mechanics with any other corporation, financial institution, entity or Person; (iii) an acquisition by Steelton or Mechanics of control over any other entity, financial institution, corporation or Person; (iv) the creation of any subsidiary; (v) the acquisition, liquidation, sale or disposal of all or substantially all of Steelton's or Mechanics' assets; or upon the occurrence of any of the following: (vi) the failure of Steelton's shareholders to approve this Agreement or the Merger Agreement at a meeting called for such purpose after the disclosure by any person (other than Sun) or the receipt by Steelton of an offer or proposal to acquire 20 percent or more of Steelton or Mechanics Common Stock, or to acquire, merge or consolidate with Steelton or Mechanics or to purchase or acquire all or substantially all of Steelton's or Mechanics' assets; (vii) the acquisition by any person (other than Sun) of beneficial ownership of 20 percent or more of Steelton or Mechanics Common Stock exclusive of shares of Steelton or Mechanics Common Stock sold directly or indirectly to such person by Sun; or
          (viii) any person (other than Sun) shall have commenced a tender or exchange offer, or shall have filed an application with an appropriate bank regulatory authority with respect to a publicly announced offer, to purchase or acquire securities of Steelton or Mechanics such that, upon consummation of such offer, such person would own, control or have the right to acquire 20 percent or more of Steelton or Mechanics Common Stock.

     (f) By any Party to this Agreement any Party has been informed in writing by the SEC, OTS, the FDIC, the Banking Department, the Federal Reserve or any other required regulatory authority that a required approval or consent will not be granted and the time period for all appeals and reconsideration has expired.

     (g) By any Party to this Agreement, by giving written notice to the other Parties if the shareholders of Steelton fail to approve this Agreement, so long as Steelton has not breached its obligations pursuant to Section 6(j)(ii) of this Agreement and none of the events listed in Section 11(e)(i) through (viii) shall have occurred.

     (h) By any Party to this Agreement, if Steelton shall give notice that it has entered into or intends to enter into an Acquisition Transaction with a party other than Sun, Sun Acquisition or Sun Bank. For purposes of this Agreement, "Acquisition Transaction" means any merger, consolidation, share exchange, joint venture, business combination or similar transaction or any purchase of all or any material portion of the assets of an entity.

12. EXPENSES. Any termination of this Agreement pursuant to Sections 11(a), 11(b) or 11(g) hereof shall be without cost, expense or liability on the part of any Party to the others. Any termination of this Agreement pursuant to Section 11(c) or 11(d) hereof shall also be without cost, liability or expense on the part of any Party to the others, unless the breach of a representation or warranty or covenant is caused by the willful conduct or gross negligence of a Party, in which event said Party shall be liable to the other Parties for out-of-pocket costs and expenses including without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other Party in connection with their entering into this Agreement and their carrying out of any and all acts contemplated hereunder ("Expenses).

     So long as Sun shall not have breached its obligations hereunder, if this Agreement is terminated by any Party pursuant to Section 11(e) or 11(h) hereof, Steelton shall promptly, but in no event later than three (3) business days after such termination, pay Sun a fee of $350,000, which amount shall be payable by wire transfer of same day funds. If Steelton fails to promptly pay the amount due pursuant to this Section 12, and, in order to obtain such payment, Sun commences a suit which results in a judgment against Steelton for all or a substantial portion of the fee set forth in this Section 12, Steelton shall pay to Sun all costs and expenses (including reasonable attorneys' fees) incurred by Sun in connection with such suit.

     Subject to the provisions of this Section 12, each Party hereto will bear all Expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that all filing and other fees (other than federal and state income taxes) required to be paid to any governmental agency or authority in connection with the consummation
     of  the   transactions   contemplated   hereby   shall   be
     paid by Sun. Notwithstanding anything herein to the contrary, in no event shall fees payable by any Party upon the termination of the Agreement in accordance with Section (11)(c), (d), (e), (g) or (h) exceed an aggregate of $350,000.

13. CONFIDENTIALITY. Any non-public or confidential information disclosed by either Steelton (including any Steelton Subsidiary) or by Sun to the other Parties pursuant to this Agreement or as a result of the discussions and negotiations leading to this Agreement or otherwise, or to which any Party has acquired or may acquire access pursuant to which the disclosing Party indicates (either expressly, in writing or orally, or by the context of the disclosure or access) that such information is non-public or confidential shall be kept strictly confidential and shall not be used in any manner by the recipient except in connection with the transactions contemplated by this Agreement. To that end, the Parties hereto will each, to the maximum extent practicable, restrict knowledge of and access to non-public or confidential information of the other Party to its officers, directors, employees and professional advisors who are directly involved in the transactions contemplated hereby and who reasonably need to know such information. Further to that end, all non-public or confidential documents (including all copies thereof) obtained hereunder by any Party shall be returned as soon as practicable after receiving a request from the other Party following any termination of this Agreement.

14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. The representations, warranties and agreements of the parties set forth in this Agreement shall not survive the Closing, and shall be terminated and extinguished at the Closing, and from and after the Closing none of the Parties hereto shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreements; provided, however, that the foregoing clause shall not (i) apply to agreements of the Parties which by their terms are intended to be performed either in whole or in part after the Closing, and (ii) shall not relieve any Party or person of liability for fraud, deception or intentional misrepresentation.

15.  CERTAIN POST-MERGER AGREEMENTS. The Parties hereto agree that:

     (a)  Employees.

          (i) Immediately prior to or as of the Effective Date, Steelton shall terminate all employee benefit plans, including all qualified employee pension, profit sharing and stock bonus plans (including its Employee Stock Ownership Plan but excluding the Supplemental Director Retirement Plan) and all employees of Steelton and the Steelton Subsidiaries will, to the extent provided by the relevant plan and by law, become fully vested in and eligible to receive benefits under all such plans of Steelton and the Steelton Subsidiaries and such plans will be fully funded prior to termination. Steelton shall distribute all vested accrued benefits as soon as reasonably practicable following such termination and shall obtain such regulatory determinations as may be appropriate to ensure the qualified status of such plans pursuant to '401(a) of the Code upon termination. Sun and Sun Acquisition shall have no liability under such plans.

          (ii) Sun shall grant to all employees accepting employment credit for all their respective service with Steelton for the purposes of determining their participation, eligibility and vesting rights, but not for the purposes of benefit accrual, in any and all thrift, medical, life insurance, disability, pension plans, severance and other employee benefits plans or programs currently maintained by Sun. Sun shall provide coverage for pre-existing medical conditions to the extent that such condition is currently covered under Steelton's plan, provided that such conditions would be covered under Sun's plan if it were not pre-existing. In such an event of differing coverages such person shall be covered by Steelton's COBRA plan.

          (iii)Nothing in this Agreement shall obligate or require Sun to hire or employ any Steelton, Mechanics, or Steelton Subsidiary employee on or after the Effective Date nor will it grant any third party beneficiary right to any such employee.

          (iv) As provided herein, provided the affected employee executes a satisfactory release, Sun will provide or allow severance payments to employees of Steelton and the Steelton Subsidiaries (other than employees whose severance benefits are provided for in written employment agreements) whose employment is terminated (other than for cause) on or after the Effective Date and before the expiration of six months following the Effective Date, in the amount equal to two weeks pay for each year of service with Steelton or a Steelton Subsidiary, with a minimum of four weeks pay and maximum of 26 weeks pay. In computing such severance payments for non-exempt, full time employees, overtime and bonus are excluded. In computing such severance payments for exempt part-time employees, the weekly compensation shall be based on one-fifty-second (1/52) of the employee's total compensation, excluding overtime and bonus payments paid in 2002. For full-time exempt employees, weekly compensation is calculated by taking 1/52 of the employee's 2002 annual salary, excluding bonus.

     (b) Existing Employment Agreements. As of the Effective Date Mechanics shall pay out the change of control provisions of the employment contracts in effect as of the date hereof with the following persons:
          Harold Stremmel, James Nelson and Shannon Aylesworth. As of the Effective Date, Mechanics shall pay out the change of control obligations in effect as of the date hereof for Barbara Coates and Michael Leonzo. Such payout amounts as are set forth in Schedule 15(b).

     (c) Board of Directors of Sun. Upon consummation of all of the transactions contemplated by this Agreement, and subject to receipt of any required regulatory approvals, Sun will appoint Joseph A. Wiedeman, CPA to its Board of Directors for a term expiring at the annual shareholders' meeting to be held in 2004.

     (d) Sun Bank Advisory Board. Following the Merger, Sun will form a paid advisory board whose membership will be initially comprised of those members of the Steelton Board of Directors as of the Effective Date. The board fees payable to such advisory directors are set forth in
          Schedule 15(d).

     (e) Supplemental Director Retirement Plan. Sun will honor the terms of Steelton's Supplemental Director Retirement Plan.

     (f) Indemnification and Insurance. On and after the Effective Date and for a period ending six (6) years thereafter, Sun shall indemnify, defend and hold harmless all former and then-existing directors, officers, employees and agents of Steelton or of any of Steelton Subsidiary against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement (with the approval of Sun, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, employee or agent of Steelton or any Steelton Subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date to the same extent as such officer, director, employee or agent would be entitled to indemnification by Steelton or any Steelton Subsidiary as of the date hereof including the right to advancement of expenses, provided, however, that any such officer, director, employee or agent of Steelton may be indemnified by Sun only to the extent permitted by applicable law and to the extent permitted by Sun's Articles of Incorporation and Bylaws. In addition, Sun shall use commercially reasonable efforts to obtain and maintain a directors' and officers' liability insurance tail coverage policy with respect to the directors and officers of Steelton and the Steelton Subsidiaries relating to periods prior to the Effective Date and for a period ending three (3) years thereafter.

     (g) Adjustments. After approval of this Agreement, the Merger Agreement and the transactions contemplated hereby by the Steelton Shareholders at the Steelton Shareholders' Meeting and at or immediately prior to the Effective Date, Steelton and Mechanics shall make reasonable writedowns, charge offs, adjustments and expense payments that Sun may reasonably request.

16. ENTIRE AGREEMENT. This Agreement, together with such other agreements as are executed by the parties in connection herewith, on the date hereof, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement, together with such other agreements as are executed by the parties in connection herewith, on the date hereof, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except as expressly provided.

17. PUBLICITY. The content and timing of all publicity and announcements concerning this Agreement, and all transactions contemplated by this Agreement, shall be subject to joint consultation and approval of the Parties hereto, subject, however, to the legal obligations applicable to public companies.

18. AMENDMENT AND WAIVER. Prior to the Effective Date, any provision of this Agreement may be: (i) waived by the party benefited by the provision; or
     (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective boards of directors.

19. CERTAIN DEFINITIONS; INTERPRETATION. As used in this Agreement, the following terms shall have the meanings indicated:

          "Material" means having, or reasonably likely to have a Material Adverse Effect on the Party in question (as the case may be).

          "Material Adverse Effect," when applied to a Party, shall mean an event, occurrence or circumstance which (a) has or is reasonably likely to have a Material Adverse Effect on the financial position results of operations or business of the Party and its subsidiaries, taken as a whole, or (b) would materially impair the Party's ability to perform its under this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement; provided however, that Material Adverse Effect and material impairment shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability or interpretations thereof by courts of governmental authorities (ii) changes in generally accepted accounting principles or regulatory accounting requirements applicable to thrifts, banks, savings and loan holding companies or bank holding companies, generally (iii) actions or omission of Sun or Steelton taken with the prior written consent of the other in contemplation of the transactions contemplated hereby, and (iv) the Merger and related expenses associated with the transactions contemplated by this
          Agreement on the operating performance of the Parties to this Agreement; and further provided that the negative impact to the financial position or results of operations or business of Steelton or Mechanics because of the exceptions itemized in clauses (i), (ii) and (iv) of this Section 19 (excluding consideration of transaction expenses set forth at Disclosure Schedule 19) do not or would not exceed, individually or in the aggregate, Three Hundred and Fifty Thousand Dollars ($350,000).

          "Person"   includes   an   individual,    corporation,    partnership,
          association,   limited  liability  company,  trust  or  unincorporated
          organization.

          "Subsidiary," with respect to a Person, means any other Person controlled by such Person.

     When a reference is made in this Agreement to Exhibits, Sections or Schedules, such reference shall be to a Section of, or Schedule to, this Agreement unless otherwise indicated. The table of contents, tie sheet and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation". Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania except to the extent that federal law is controlling.

21. COMMUNICATIONS. All notices, claims, requests, demands, consents and other communications which are required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if hand delivered, sent by recognized overnight delivery service, sent by certified or registered mail, postage prepaid, return receipt requested, or by confirmed telecopy as follows:

     (a)  If to Sun or Sun Acquisition, to:

          Robert J. McCormack
          President and Chief Executive Officer
          SUN BANCORP, INC.
          155 North 15th Street
          Lewisburg, PA 17837

          or to such other person or place as shall be designated to Steelton in writing, and with a copy to:

          Sun's counsel:

          Nicholas Bybel, Jr., Esquire
          SHUMAKER WILLIAMS, P.C.
          3425 Simpson Ferry Road
          Camp Hill, Pennsylvania 17011

     (b) If to Steelton or Mechanics, to:

          Harold E. Stremmel
          President and Chief Executive Officer
          STEELTON BANCORP, INC.
          51 South Front Street
          P.O. Box 7614
          Steelton, PA  17113

          or to such other person or place as shall be designated to Sun in writing, and with a copy to:

          Steelton's counsel:

          Richard Fisch, Esquire
          MALIZIA, SPIDI & FISCH
          1100 New York Avenue NW, Suite 340W
          Washington, DC 20005

     Any such notice or other communication so addressed shall be deemed to have been received by the addressee (i) if hand-delivered or sent by overnight delivery, on the next business day following the date so delivered or sent,
     (ii) if sent by registered or certified mail, five (5) business days following the date sent, or (iii) if sent by telecopy, upon verbal telephone confirmation of receipt thereof by an individual authorized to accept telecopy communications at the above-specified telecopy number as of the date of such receipt or confirmation.

22. SUCCESSORS AND ASSIGNS. The rights and obligations of the Parties hereto shall inure to the benefit of and shall be binding upon the successors and assigns of each of them; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto without the prior written consent of the other Parties.

23. HEADINGS, ETC. The headings of the Sections and Subsections of this Agreement have been inserted for convenience only and shall not be deemed to be a part of this Agreement.

24. SEVERABILITY. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the Parties shall use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intents of this Agreement.

25. NO THIRD PARTY BENEFICIARY. Except as expressly provided for herein, including but not limited to Section 15 hereof, nothing in this Agreement is intended to confer upon any person who is not a Party hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement.

26. COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each Party, or that the signatures of all persons required to bind any Party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each Party, or that the signatures of the persons required to bind any Party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the Parties hereto.

27. FURTHER ASSURANCES. Each Party will execute and deliver such instruments and take such other actions as any other Party hereto may reasonably request in order to carry out the intent and purposes of this Agreement.

28. DISCLOSURE SCHEDULES. The inclusion of a given item in a disclosure schedule annexed to this Agreement shall not be deemed a conclusion or admission that such item (or any other item) is material or has a Material Adverse Effect. Information disclosed for on section shall constitute disclosure for other sections whether or not specifically referenced.


                [Remainder of this page intentionally left blank]

                                   APPENDIX B

                                FAIRNESS OPINION

FINPRO                                           20 Church Street o P.O. Box 323
                                                  Liberty Corner, NJ  07938-0323
                                           (908) 604-9336 o (908) 604-5951 (FAX)
                                          finpro@finpronj.com o www.finpronj.com
================================================================================
                                                                      APPENDIX B



March 4, 2003


Board of Directors
Steelton Bancorp, Inc.
Mechanics Savings Bank
51 South Front Street
Steelton, PA 17113

Dear Board Member:

You have requested our updated written opinion, as an independent financial advisor to Steelton Bancorp, Inc. and Mechanics Savings Bank (the two entities collectively referred to as "SELO") as to the fairness, from a financial point of view to SELO shareholders, of the cash consideration to be paid for the shares as proposed in the Agreement and Plan of Reorganization dated December 20, 2002 (the "Agreement"), pursuant to which Sun Bancorp, Inc. and Sun Bank (the two entities collectively referred to as "Sun") will acquire SELO.

Pursuant to the Agreement and discussions with management, all shares of SELO common stock will be acquired for cash by Sun. The cash consideration will be $22.04 per share of SELO common stock. The merger may be taxable to SELO shareholders.

In general, FinPro, Inc. ("FinPro") provides investment banking services to the bank and thrift industry, including appraisals and valuations of bank and thrift institutions and their securities in connection with mergers, acquisitions and other securities transactions. FinPro has knowledge of and experience with the Pennsylvania bank and thrift market and financial institutions operating in this market. SELO's Board chose FinPro because of its expertise, experience and familiarity with the bank and thrift industry.

SELO retained FinPro to act as an independent financial advisor, to render general advisory services and also to specifically advise the Board of Directors of SELO in connection with its merger and acquisition activities. Pursuant to its engagement, FinPro will be paid a fee for rendering its fairness opinions relating to the merger. SELO will pay FinPro a fee equal to 1.25% of the Aggregate Purchase Price, as defined in the engagement letter, or approximately $90,000 for rendering its fairness opinion and for its financial advisory assistance. A portion of FinPro's fee is contingent upon the consummation of the proposed acquisition.

Prior to being retained as SELO's financial advisor for this transaction, FinPro has provided consulting and financial advisory services to SELO including strategic planning, financial advisory and appraisal services.

In connection with its opinion, FinPro reviewed and considered, among other things:

(i)    the Agreement and the exhibits thereto;

(ii)   changes in the market for bank and thrift stocks;

(iii)  the performance of SELO's common stock;

(iv)   trends and changes in the financial condition of SELO and Sun;

(v)    the most recent annual report to shareholders of SELO and Sun;

(vi)   quarterly reports on Form 10-Q of SELO and Sun;


--------------------------------------------------------------------------------

Fairness Opinion at March 4, 2003                                         Page 2
--------------------------------------------------------------------------------

(vii)  quarterly regulatory reports of SELO and Sun;

(viii) the most recent audit letter to SELO and Sun; and (ix) recent regulatory exam reports of SELO and Sun.


We also had discussions with the management of SELO and Sun regarding their respective financial results and have analyzed the most current financial data available for SELO and Sun. In addition, we considered financial studies, analyses and investigations and economic and market information that we deemed relevant.

We considered certain financial data of SELO and compared that data to other thrift institutions and their holding companies that were recently merged or acquired. Furthermore, we considered the financial terms of these business combinations involving these thrift institutions and their holding companies.

FinPro did not independently verify the financial data provided by or on behalf of SELO and Sun, but instead relied upon and assumed the accuracy and completeness of the data provided.

In reaching our opinion, we took into consideration the financial benefits of the proposed transaction to SELO shareholders. Based on all factors deemed relevant and assuming the accuracy and completeness of the information and data provided by SELO and Sun, it is FinPro's opinion as of this date, that the cash consideration is fair from the financial point of view of SELO shareholders.



                                          Respectfully Submitted,



                                          /s/Finpro, Inc.
                                          --------------------------------------
                                          FinPro, Inc.
                                          Liberty Corner, New Jersey


--------------------------------------------------------------------------------

                                   APPENDIX C

                               DISSENTER'S RIGHTS

                                                                      APPENDIX C


           Pennsylvania Business Corporation Law of 1988, as Amended,
                     Provisions For Dissenting Stockholders

Subchapter D.--Dissenters Rights.

(ss.) 1571. Application and effect of subchapter.

     (a) General rule.--Except as otherwise provided in subsection (b), any stockholder (as defined in Section 1572 (relating to definitions of a business corporation)) shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, only where this part expressly provides that a stockholder shall have the rights and remedies provided in this subchapter. See:

     Section 1906(c) (relating to dissenters rights upon special treatment).

     Section 1930 (relating to dissenters rights).

     Section 1931(d) (relating to dissenters rights in share exchanges).

     Section 1932(c) (relating to dissenters rights in asset transfers).

     Section 1952(d) (relating to dissenters rights in division).

     Section 1962(c) (relating to dissenters rights in conversion).

     Section 2104(b) (relating to procedure).

     Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

     Section 2325(b) (relating to minimum vote requirement).

     Section 2704(c) (relating to dissenters rights upon election).

     Section 2705(d) (relating to dissenters rights upon renewal of election).

     Section 2904(b) (relating to procedure).

     Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

     Section 7104(b)(3) (relating to procedure).

     (b) Exceptions.-- (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares shall not have the right to dissent and obtain payment of the fair value of the shares under this subchapter if, on the record date fixed to determine the stockholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, or on the first public announcement that such a plan has been approved by the stockholders by consent without a meeting, the shares are either:

          (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

          (ii) held beneficially or of record by more than 2,000 persons.


     (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

          (i)  (Repealed).

          (ii) Shares of any preferred or special class or series unless the articles, the plan or the terms of the transaction entitle all stockholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all stockholders of the class or series.

         (iii) Shares entitled to dissenters rights under section 1906(c)(relat-ing to dissenters rights upon special treatment).

     (3) The stockholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting stockholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

     (c) Grant of optional dissenters rights.--The bylaws or a resolution of the board of directors may direct that all or a part of the stockholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such stockholder to dissenters rights.

     (d) Notice of dissenters rights.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of stockholders, there shall be included in or enclosed with the notice of meeting:

     (1)  a  statement  of  the  proposed   action  and  a  statement  that  the
stockholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

     (2) a copy of this subchapter.

     (e) Other statutes.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

     (f) Certain provisions of articles ineffective.--This subchapter may not be relaxed by any provision of the articles.

     (g)  Computation  of  beneficial  ownership.  For  purposes  of  subsection
(b)(1)(ii), shares that are held beneficially as joint tenants, tenants by the entireties, tenants in common on in trust by two or more persons, as fiduciaries or otherwise, shall be deemed to be held beneficially by one person.

     (h) Cross references.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished), 1763(c) (relating to determination of stockholders of record) and 2512 (relating to dissenters rights procedure).

(ss.) 1572. Definitions.

     The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

     "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The designated successor corporation or corporations in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

     "Dissenter." A stockholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

     "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

     "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

     "Stockholder." A stockholder as defined in Section 1103 (relating to definitions), or an ultimate beneficial owner of shares, including without limitation, a holder of depository receipts, where the beneficial interest owned includes an interest in the assets of the corporation upon dissolution.

(ss.) 1573. Record and beneficial holders and owners.

     (a) Record holders of shares.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different stockholders.

     (b) Beneficial owners of shares.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting stockholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

(ss.) 1574. Notice of intention to dissent.

     If the proposed corporate action is submitted to a vote at a meeting of stockholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

(ss.) 1575. Notice to demand payment.

     (a) General rule.--If the proposed corporate action is approved by the required vote at a meeting of stockholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of stockholders, the corporation shall send to all stockholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

     (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

     (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

     (3) Supply a form for demanding payment that includes a request for certification of the date on which the stockholder, or the person on whose behalf the stockholder dissents, acquired beneficial ownership of the shares.

     (4) Be accompanied by a copy of this subchapter.

     (b) Time for receipt of demand for payment.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

(ss.) 1576. Failure to comply with notice to demand payment, etc.

     (a) Effect of failure of stockholder to act.--A stockholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (b) Restriction on uncertificated shares.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

     (c) Rights retained by stockholder.--The dissenter shall retain all other rights of a stockholder until those rights are modified by effectuation of the proposed corporate action.

(ss.) 1577. Release of restrictions or payment for shares.

     (a) Failure to effectuate corporate action.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (b) Renewal of notice to demand payment.--When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (c) Payment of fair value of shares.--Promptly after effectuation of the proposed corporation action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

     (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

     (2) A statement of the corporation's estimate of the fair value of the shares.

     (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (d) Failure to make payment.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenters had after making demand for payment of their fair value.

(ss.) 1578. Estimate by dissenter of fair value of shares.

     (a) General rule.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

     (b) Effect of failure to file estimate.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

(ss.) 1579. Valuation proceedings generally.

     (a) General rule.--Within 60 days after the latest of:

          (1)  Effectuation of the proposed corporate action;

          (2) Timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

          (3)  Timely  receipt  of  any  estimates   pursuant  to  section  1578
               (relating to estimate by dissenter of fair value of shares);

     If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (b) Mandatory joinder of dissenters.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

     (c) Jurisdiction of the court.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

     (d) Measure of recovery.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (e) Effect of corporation's failure to file application.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

(ss.) 1580. Costs and expenses of valuation proceedings.

     (a) General rule.-- The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (b) Assessment of counsel fees and expert fees where lack of good faith appears.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

     (c) Award of fees for benefits to other dissenters.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

(ss.) 1930. Dissenters rights.

     (a) General rule.--If any stockholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the stockholder shall be entitled to the rights and remedies of dissenting stockholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

     (b) Plans adopted by directors only.--Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(b)(1)(i) (relating to adoption by board of directors).

     (c) Cross references.--See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).

                             Steelton Bancorp, Inc.
                              51 South Front Street
                          Steelton, Pennsylvania 17113
                         SPECIAL MEETING OF STOCKHOLDERS
                                 APRIL 11, 2003

     The undersigned hereby appoints the Board of Directors of Steelton Bancorp, Inc. (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the special meeting of stockholders to be held in the offices of Mechanics Savings Bank located at 1100 Spring Garden Drive, Middletown, Pennsylvania 17113 on Friday, April 11, 2003, at 10:00 a.m., eastern time (the "Meeting"), and at any and all adjournments thereof, in the following manner:



                                                                       FOR           AGAINST     ABSTAIN

1.       The approval of the Agreement and Plan
         of Reorganization, dated December 20, 2002, by                  o                 o         o
         and among Sun Bancorp, Inc., Sun Bank, Sun
         Acquisition Corporation, Steelton Bancorp, Inc.
         and Mechanics Savings Bank.

     The  Board  of   Directors   recommends  a  vote  "FOR"  the  above  listed
proposition.


--------------------------------------------------------------------------------
THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE ABOVE PROPOSITION. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------
                                       C-8

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the Stockholder's decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a Proxy Statement dated March 10, 2003.

Please check the box if you are planning to attend the Meeting. |_|


Dated:                    , 2003
       -------------------



-----------------------------                   --------------------------------
PRINT NAME OF STOCKHOLDER                       PRINT NAME OF STOCKHOLDER



-----------------------------                   --------------------------------
SIGNATURE OF STOCKHOLDER                        SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title.


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        PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE
                       ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------




                                       C-9